SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

eXegenics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies: _________
2)	Aggregate number of securities to which transaction applies: _________
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________________________

4)	Proposed maximum aggregate value of transaction: ________________
5)	Total fee paid: ______________________________________________
☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ______________________________________
2)	Form, Schedule or Registration Statement No.: ____________________
3)	Filing Party: ________________________________________________
4)	Date Filed: __________________________________________________

eXegenics Inc.

1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534
(585) 218-4368

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

 To the Stockholders of eXegenics Inc.:

The board of directors has determined that a special meeting of stockholders of eXegenics Inc. will be held on [___________], [______], 2006 at the corporate offices of eXegenics, 1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York 14534 at 9:00 a.m., local time, for the following purposes:

1.    To approve the sale of 19,440,491 shares of eXegenics common stock pursuant to the stock purchase agreement dated August 14, 2006, as amended as of November 30, 2006, in consideration of an initial aggregate purchase price of $8,613,000, which purchase price is subject to adjustment based on eXegenics stockholders' equity on the closing, as described in the attached Proxy Statement;

2.    To approve an amendment to the certificate of incorporation of eXegenics to increase the number of authorized shares of common stock from 30,000,000 shares to 225,000,000 shares, as described in the attached Proxy Statement;

3.    To approve the issuance of 50,000 shares of eXegenics common stock to each of John A. Paganelli, our interim chief executive officer, secretary and chairman of the eXegenics board of directors, and Robert Baron, an eXegenics director;

4.    To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies; and

5.    To transact other business that may properly come before the special meeting, or any adjournments thereof.

The board of directors of eXegenics has fixed the close of business on ___________, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the special meeting or any adjournments thereof.

Your vote is important. You are urged to attend the special meeting in person, but if you are unable to do so, the board of directors would appreciate the prompt return of the enclosed proxy card, dated and signed. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR: the stock sale, the amendment to the certificate of incorporation of eXegenics, the issuance of 50,000 shares each to Messrs. Paganelli and Baron and the adjournment of the special meeting, if necessary, to solicit additional proxies. If you fail to return your proxy card, the effect will be a vote “against” the amendment to the certificate of incorporation of eXegenics and your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors
December [__], 2006
John A. Paganelli, Interim Chief Executive Officer,
Secretary and Chairman of the Board

TABLE OF CONTENTS

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
SUMMARY
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
THE STOCK SALE
SPECIAL MEETING PROPOSALS
ITEM 1 - STOCK SALE
ITEM 2 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF EXEGENICS
ITEM 3 - GRANT OF SHARES OF COMMON STOCK TO INSIDERS
OTHER INFORMATION ABOUT EXEGENICS
ADDITIONAL INFORMATION FOR STOCKHOLDERS
INDEX TO FINANCIAL STATEMENTS
ANNEX A STOCK PURCHASE AGREEMENT
ANNEX B OPINION OF EMPIRE VALUATION CONSULTANTS, LLC

PROXY STATEMENT

eXegenics Inc.
1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534
(585) 218-4368

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

The board of directors of eXegenics is using this Proxy Statement to solicit proxies from the holders of eXegenics common stock and Series A preferred stock for use at the eXegenics special meeting, and at any adjourned meeting for the purposes set forth in the “Notice of Special Meeting of Stockholders” and this Proxy Statement. We are first mailing this Proxy Statement and accompanying form of proxy to eXegenics stockholders on or about December ___, 2006.

Matters Relating to the Special Meeting

eXegenics Special Meeting

Date, Time and Place:	_____________, 2006, 9:00 a.m., local time, at the corporate offices of eXegenics Inc., 1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York 14534.

Purpose of the Special Meeting is to Vote on the Following Items:
1. the sale of 19,440,491 shares of eXegenics common stock pursuant to the stock purchase agreement, dated August 14, 2006, as amended as of November 30, 2006, by and among eXegenics and the investors identified therein, as described under “Summary” on page ___; "The Stock Sale” on page ___ and “Special Meeting Proposals-Item 1-Stock Sale” on page___;

2. the amendment to the certificate of incorporation of eXegenics to increase the number of authorized shares of common stock from 30,000,000 shares to 225,000,000 shares, as described under "Special Meeting Proposals—Item 2—Amendment to the Certificate of Incorporation of eXegenics" beginning on page ___;

3. the grant of 50,000 shares of eXegenics common stock to each of John A. Paganelli, interim chief executive officer, secretary and chairman of the board of directors, and Robert Baron, an eXegenics director, as described under “Special Meeting Proposals-Item 3-Grant of Shares of Common Stock to Insiders” beginning on page ____;

4. the adjournment of the special meeting, if necessary, to solicit additional proxies; and

5. such other matters as may properly come before the special meeting, including the approval of any adjournment of the special meeting.

Record Date:	The record date for shares entitled to vote at the special meeting is __________, 2006.

	Shares Entitled to Vote:	Shares entitled to vote are eXegenics common stock and Series A preferred stock held at the close of business on the record date, _____________ , 2006.

	Outstanding Shares Held on Record Date:	As of ________, 2006 (the record date), there were 16,991,101 shares of eXegenics common stock and 1,002,017 shares of eXegenics Series A preferred stock issued and outstanding.

Quorum Requirement:
A quorum of stockholders is necessary to hold a valid special meeting.

The presence in person or by proxy of shares representing a majority in interest of all eXegenics capital stock issued and outstanding and entitled to vote - eXegenics commons stock and Series A preferred stock -- at the special meeting is a quorum. Abstentions and broker non-votes count as present for purposes of establishing a quorum.

A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

Outstanding shares of eXegenics capital stock entitled to vote and beneficially owned by eXegenics directors as of ________, 2006 (the record date):
945,900 shares of eXegenics common stock and zero shares of eXegenics Series A preferred stock outstanding and entitled to vote at the special meeting were beneficially owned by the directors of eXegenics as of the record date. These shares represent in total approximately 5.26% of the voting power of eXegenics capital stock outstanding and entitled to vote at the special meeting. The holders of these shares have entered into voting agreements in which they have agreed to vote their shares of common stock in favor of the stock sale and the amendment to the certificate of incorporation.

Each share of eXegenics common stock that you own entitles you to one vote on each proposal.

Each share of eXegenics Series A preferred stock that you own entitles you to one vote on each proposal.

Shares held by eXegenics in its treasury are not voted.

Vote Necessary to Approve the Proposals:
	Item	Vote Necessary

I.	Stock Sale
Approval of the sale of shares of eXegenics common stock pursuant to the stock purchase agreement, as described in "The Stock Sale - The Stock Purchase Agreement” and “Special Meeting Proposal-Item 1-Stock Sale", requires an affirmative vote of the majority of shares present in person or by proxy at the special meeting and entitled to vote.

II.	Amendment to the certificate of incorporation to increase the authorized shares of common stock
The amendment to the certificate of incorporation of eXegenics as described in "Special Meeting Proposals—Item 2—Amendment to the Certificate of Incorporation of eXegenics" requires the affirmative vote of a majority of the outstanding shares of eXegenics common stock and Series A preferred stock entitled to vote, voting as a single class, and the affirmative vote of a majority of the outstanding shares of eXegenics common stock entitled to vote, voting as a separate class.

III.
Grant of 50,000 shares of eXegenics common stock to John A. Paganelli, eXegenics interim chief executive officer, secretary and chairman of the board of directors, and Robert Baron, an eXegenics director

Approval of the stock grants described in “Special Meeting Proposals-Item 3-Grant of Shares of Common Stock to Insiders” requires an affirmative vote of a majority of the shares present in person or by proxy at the special meeting and entitled to vote.

IV.	Adjournment of the meeting, if necessary	Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the majority of shares present in person or represented by proxy at the special meeting and entitled to vote.

Abstentions and Broker Non-votes

As to each proposal, abstentions will be counted towards the vote total, and will have the same effect as "Against" votes. Broker non-votes will have no effect and will not be counted towards the vote total. Abstentions and broker non-votes count as present for purposes of establishing a quorum.

Voting

Voting. You may vote in person at the special meeting or by proxy. We recommend you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

If your shares are held in “street name” by a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

If you properly give your proxy and submit your proxy card in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote “for” or “against”, or “abstain” from voting with respect to each of the proposals. If you mark your proxy "abstain" with respect to any proposal, you will be in effect voting against the proposal. In addition, if you fail to send in your proxy and do not vote in person at the special meeting, this, too, will have the same negative effect with respect to the proposal to amend the certificate of incorporation of eXegenics.

How to Vote by Proxy

You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxy holders if a proposal comes up for a vote at the special meeting that is not on the proxy card or for the adjournment of the special meeting.

If you submit your proxy but do not make specific choices, your proxy will follow the board of directors' recommendations and vote your shares:

•	FOR: the sale of 19,440,491 shares of eXegenics’ common stock in the stock sale;

•	FOR: the amendment to the certificate of incorporation of eXegenics to increase the number of authorized shares of common stock from 30,000,000 shares to 225,000,000 shares;

•	FOR: the grant of 50,000 shares of eXegenics common stock to each of John Paganelli and Robert Baron;

•	FOR: adjournment of the special meeting, if necessary, to solicit additional proxies; and

•	In his or their discretion as to any other business that may properly come before the special meeting or adjourned special meeting.

Revoking Your Proxy. You may change your vote at any time before your proxy is exercised, that is before your shares are voted, by:

•	executing and delivering a timely and valid later-dated proxy to John A. Paganelli, secretary of eXegenics;

•	giving written notice of revocation to eXegenics's secretary that you have revoked your proxy, or

•	voting in person at the special meeting.

Voting in person. If you plan to attend the special meeting and wish to vote in person, we will give you a ballot at the special meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on _____________, 2006, the record date for shares entitled to vote at the special meeting.

Proxy solicitation. The accompanying proxy is solicited by the board of directors of eXegenics. The cost of preparing, assembling, printing and mailing the notice of special meeting of stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokers and other nominees for their reasonable expenses in delivering the proxy materials to you and getting your voting instructions.

In addition to this mailing, eXegenics employees may solicit proxies personally, electronically or by telephone. We will not pay additional compensation to our employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they may incur in their solicitation efforts. eXegenics may also retain firms or individuals to assist it in the solicitation of proxies and estimates that it may incur expenses of up to $_______ in connection with such engagements.

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay.

Other Business; Adjournments

We are not currently aware of any other business to be acted upon at the special meeting. Under the laws of Delaware, where eXegenics is incorporated, no business other than procedural matters may be raised at the special meeting unless proper notice to the stockholders has been given. If, however, other matters are properly brought before the special meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the special meeting.

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. If a quorum is present, the special meeting may be adjourned by approval of the holders of shares representing a majority of the shares present in person or by proxy at the special meeting and entitled to vote. In the absence of a quorum, the chairman of the board of directors of eXegenics may adjourn the special meeting. In either case, the special meeting may be adjourned, without further notice other than by an announcement made at the special meeting, unless the adjourned meeting is to another time more than 30 days from the special meeting, or if after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting eXegenics may transact the business which was to be transacted at the special meeting. eXegenics does not currently intend to seek an adjournment of the special meeting.

SUMMARY

This summary highlights selected information from this Proxy Statement. It may not contain all of the information that is important to you. We urge you to read carefully this Proxy Statement and the documents attached to this Proxy Statement for a complete understanding of the matters to be considered by the stockholders at the special meeting. Certain items in this Summary include a page reference directing you to a more complete description of that item in this Proxy Statement.

Recommendation of the eXegenics board of directors (see page _____):

The eXegenics board of directors unanimously recommends that the eXegenics stockholders vote FOR:

•	the sale of 19,440491 shares of eXegenics common stock to the Investors;

•	the amendment to the certificate of incorporation of eXegenics to increase the number of authorized share of common stock from 30,000,000 shares to 225,000,000 shares;

•	the issuance of 50,000 shares of eXegenics common stock to each of Messrs. Paganelli and Baron pursuant to the Stock grants; and

•	the adjournment of the special meeting, if necessary, to solicit additional proxies.

The Stock Purchase Agreement (see page______)

The stock purchase agreement dated August 14, 2006 and as amended as of November 30, 2006 is attached as Annex A to this Proxy Statement. You are encouraged to read the stock purchase agreement as it is the legal document that governs the stock sale.

Purchase price per share of eXegenics common stock (see page ________)

Under the terms of the stock purchase agreement, in consideration of an initial aggregate purchase price of $8,613,000 (or $.44 per share of eXegenics common stock) eXegenics will sell and issue 19,440,491 shares of eXegenics common stock to the Investors. The aggregate purchase price to be paid by the Investors is subject to adjustment based on eXegenics’s stockholders’ equity at the closing date of the stock sale and the outcome of disputes between eXegenics and Ronald L. Goode and eXegenics and Abdel Hakim Labidi. Subsequent to the execution of the stock purchase agreeement, eXegenics settled its dispute with Ronald L. Goode on terms that will have no impact on the purchase price. The final aggregate purchase price to be paid by the Investors on the closing date of the stock sale is equal to eXegenics’s stockholders’ equity at that date. At September 30, 2006, stockholders' equity was $8.4 million.

Purchasers of eXegenics common stock (see page ___)

On the closing date of the stock sale, an aggregate of 19,440,491 shares of eXegenics common stock will be sold to the following purchasers (collectively, the “Investors”):

Purchaser	Number / percentage of shares to be sold (approximately)	Percentage of shares of eXegenics common stock owned immediately after the stock sale on a fully-diluted basis(1)

The Frost Group, LLC	15,490,546/80.0%	40.7%

New Valley, LLC	2,257,110/11.6%	5.9%

RFJM, LLC	225,711/1.16%	*

MZ Trading LLC	112,856/*	*

Encore Atlantic Fund, LLC	451,422/2.3%	1.2%

Joseph E. and Diane DeLuca	282,139/1.5%	*

Robert Sudack	112,856/*	*

Roni Rosenstock	112,856/*	*

Marie V. Wolf	394,995/2.0%	1.0%

*	Less than 1%

(1)	Assumes the issuance of 1,667,017 shares of common stock upon conversion of outstanding Series A preferred stock, the issuance of stock bonuses and the exercise of outstanding options and warrants.

None of the Investors is currently an affiliate of eXegenics. The 19,440,491 shares of eXegenics common stock issued to the Investors will equal 51% of the outstanding capital stock of eXegenics on the closing date of the stock sale, on a fully-diluted basis.

The concentration of eXegenics capital stock ownership with the Investors, in particular The Frost Group LLC and New Valley, LLC will limit our current stockholders ability to influence corporate matters

After the closing of the stock sale, The Frost Group LLC and New Valley, LLC, together with the other Investors will own 51% of eXegenics common stock on a fully diluted basis, representing approximately 51% of the voting power of our outstanding capital stock. The Frost Group LLC and New Valley, LLC, together with the other Investors therefore will have significant influence over the management and affairs of eXegenics and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of eXegenics or its assets, for the foreseeable future. This concentrated control limits the ability of current eXegenics stockholders to influence corporate matters and, as a result, The Frost Group LLC and New Valley, LLC, together with the other Investors may take actions that eXegenics current stockholders do not view as beneficial.

Reasons for the stock sale (see page ____)

eXegenics is proposing the stock sale because, among other things, it believes the funds invested in eXegenics will provide eXegenics with working capital that can be used to create future operational and business opportunities.

Recommendation of,  and factors considered by, the eXegenics board of directors as to the stock sale (see page ___)

After careful consideration, eXegenics’s board of directors, by unanimous vote, has determined the stock sale to be fair to the eXegenics stockholders and in their best interests and declared the stock sale advisable. The eXegenics’s board of directors approved the stock purchase agreement and recommends that the eXegenics stockholders approve the sale of shares of eXegenics common stock to the Investors pursuant to the stock purchase agreement.

The eXegenics board of directors approved the stock sale based on a number of factors, including, among other factors, the following:

•
the infusion of additional capital will provide eXegenics with the ability to participate in business opportunities that might not otherwise be available to eXegenics because of its current limited capital resources and limited business, which is currently that of a holding company;

•
the knowledge, management experience and reputation of Phillip Frost, M.D., who is the sole trustee of Frost Gamma Investment Trust, a member of The Frost Group LLC, an Investor who will purchase 15,490,546, or approximately 80%, of the shares of eXegenics common stock being sold. The eXegenics board of directors believes that eXegenics will highly benefit from Dr. Phillip Frost's business acumen and his background and success in building successful operating companies, which will expose eXegenics to various business opportunities that it might not otherwise have had the opportunity to consider. Dr. Frost's biographical information is included on page __ of this Proxy Statement;

•	the likelihood that eXegenics will, as a result of its receipt of the proceeds from the sale, have better opportunities for future growth; and

•	the ability of eXegenics stockholders to continue to participate in potential business opportunities identified by eXegenics.

In considering the recommendation of the eXegenics board of directors with respect to the stock sale, eXegenics stockholders should be aware that certain directors of eXegenics have certain interests in the stock sale that are different from, or are in addition to, the interests of eXegenics stockholders generally. We encourage you to read the section titled "Interests of eXegenics Directors in the Stock Sale " at page [____] for a discussion of these interests.

In addition to the interests that certain directors of eXegenics might have in the stock sale, the board of directors also considered the fact that the stock sale will result in a change-in-control of eXegenics and does not represent any premium over book value for the shares of eXegenics common stock being purchased. However, the eXegenics board determined that the anticipated benefits highlighted above and discussed in greater detail under "The Stock Sale - General - Recommendations of the Board of Directors and Reasons for the Stock Sale" of the stock sale necessitated a vote for and recommendation of the sale of eXegenics common stock to the Investors.

Ownership of eXegenics after the stock sale (see page _______)

At the closing of the stock sale eXegenics will issue 19,440,491 shares of eXegenics common stock to the Investors. Immediately following the completion of the stock sale, the Investors will own 51% of the outstanding capital stock of eXegenics on a fully-diluted basis. This number assumes the conversion of all outstanding eXegenics Series A preferred stock, which are convertible on a share-for-share basis into shares of eXegenics common stock, the exercise of all outstanding options or warrants to purchase shares of eXegenics common stock and the issuance of 50,000 shares of eXegenics common stock to each of Mr. Paganelli and Mr. Baron immediately prior to the closing of the stock sale.

Current stockholders to experience immediate dilution as a result of the stock sale

As a result of the stock sale, the current stockholders' percentage ownership of eXegenics common stock will be diluted by more than 51%. Currrently, there are a total of 18,558,118 shares of eXegenics common stock issued and outstanding on a fully diluted basis. If the stock sale is consummated, 19,440,491 shares of eXegenics common stock will be issued to the Investors and 50,000 shares of eXegenics common stock will be issued to each of Messrs. Paganelli and Baron and, as a result, the current 18,558,118 shares of eXegenics common stock will represent approximately 49% of the issued and outstanding common stock of eXegenics on a fully diluted basis after the stock sale.

Registration of the eXegenics common stock to be issued in the stock sale and to the directors (see page _________)

Neither the shares of eXegenics common stock to be issued in the stock sale, or the shares to be issued to Messrs. Paganelli and Baron will be registered under the Securities Act of 1933, as amended (the “Securities Act”). As a result these shares will be “restricted securities” within the meaning of the Securities Act and may not be resold in the public market place in the absence of a registration statement covering the shares, or an exemption from the registration requirements under the Securities Act and any applicable state securities laws.

Voting agreements (see page _______)

Voting agreements of directors and greater than 5% stockholders of eXegenics

As of _____, 2006, the record date for the special meeting, the directors of eXegenics and beneficial owners of more than 5% of eXegenics common stock owned as a group approximately 20.45% of the shares of eXegenics common stock and approximately 3.9% of the shares of Series A preferred stock entitled to vote at the special meeting, or approximately 19.52% of the total voting power.

Each of our directors and Bruce Meyers and J. Morton Davis, each a beneficial owner of more than 5% of eXegenics capital stock entitled to vote at the special meeting, have entered into voting agreements with the Investors. Under the voting agreements, each of these directors and stockholders has agreed to vote his shares of eXegenics common stock:

•	in favor of the sale of shares of eXegenics common stock pursuant to the stock purchase agreement, and

•	in favor of the amendment to the certificate of incorporation of eXegenics to increase the number of authorized shares of eXegenics common stock to 225,000,000.

The total number of shares subject to the voting agreements represent, as of the record date, approximately 19.31% of the total voting power of shares of eXegenics capital stock entitled to vote at the special meeting.

Voting agreements of Investors post stock sale

Each of the Investors have agreed to enter into a voting agreement pursuant to which the Investors will agree to vote his, her or its shares of eXegenics common stock for the election of John Paganelli and Robert Baron as directors of eXegenics.

The total number of shares of common stock subject to the post-stock sale voting agreement represents approximately 51% of the total voting power of shares of eXegenics capital stock entitled to vote on matters requiring stockholder approval, including election of directors. This post-stock sale voting agreement will continue for a period of three years from consummation of the stock sale.

Resignation of current directors and new directors following the stock sale (see page ________)

Upon completion of the stock sale, Robert Benou and David Lee Spencer, M.D. will resign as directors of eXegenics, the size of the board of directors will be increased by one, and three designees of Dr. Phillip Frost will be appointed to fill the vacancies created. The directors will serve until eXegenics next annual meeting of stockholders. John Paganelli, who is currently chairman and interim chief executive officer and secretary of eXegenics, and Robert Baron, who is currently a director of eXegenics, will continue as directors of eXegenics until the next annual stockholders meeting.

The change in the size and composition of the eXegenics board of directors will result in currrent eXegenics directors representing a minority of the reconstituted eXegenics board of directors. As of the date of this Proxy Statement, the Frost designees had not been identified. Accordingly, stockholders of eXegenics considering the stock sale proposal are being asked to vote on this matter without knowledge of the names or experience or potential conflicts of three board members. Under the bylaws of eXegenics and pursuant to the Delaware General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present constitutes the act of the board of directors. The Frost designees will constitute a majority of the eXegenics board of directors.

Interest of certain persons in the stock sale (see page ________)

When you consider the recommendations of the eXegenics board of directors that the eXegenics stockholders approve the stock sale, you should be aware that the members of the management and board of directors identified in "The Stock Sale -- Interests of eXegenics Executive Officers and Directors in the Stock Sale" may have interests in the stock sale that may be different from, or in addition to, the interests of the eXegenics stockholders. As noted above, two current directors of eXegenics will continue as directors of eXegenics upon the closing of the stock sale pursuant to the stock purchase agreement and the post-stock sale voting agreement. In addition, they are also entitled to receive shares of eXegenics common stock upon closing of the stock sale.

Conditions to the completion of the stock sale (see page ________)

The completion of the stock sale depends upon the satisfaction or waiver of a number of conditions, including the following:

•	approval of the stock sale by the eXegenics stockholders;

•	approval of the amendment to the certificate of incorporation of eXegenics to increase the number of shares of common stock eXegenics is authorized to issue from 30,000,000 to 225,000,000;

•	absence of all legal prohibition on completion of the stock sale; and

•	obtaining all necessary consents and approvals.

The material obligations of each of the Investors is to enter into voting agreements.

In addition, the obligation of eXegenics to complete the stock sale is subject to, among other things, the satisfaction of the following conditions:

•	performance by the Investors of their obligations required to be performed by them at or prior to closing to the extent specified in the stock purchase agreement; and

•	accuracy as of closing of the representations and warranties made by the Investors to the extent specified in the stock purchase agreement.

In addition, the Investors' obligation to complete the stock sale is subject to, among other things, the satisfaction of the following conditions:

•	performance by eXegenics of the obligations required to be performed by it at or prior to closing to the extent specified in the stock purchase agreement; and

•	accuracy as of closing of the representations and warranties made by eXegenics to the extent specified in the stock purchase agreement.

The material obligations of eXegenics to a completion of the stock sale, are to: (i) recommend the approval and adoption by its stockholders of the stock sale and the amendment to its charter; (ii) operate its business in the ordinary course consistent with past practice and (iii) deliver executed voting agreements from each of its directors and beneficial owners of more than 5% of its capital stock.

Regulatory approvals (see page_________)

Neither eXegenics nor the Investors is aware of any government regulatory approval required to be obtained with respect to the consummation of the stock sale, except for the filing with the Securities and Exchange Commission ("SEC") of this Proxy Statement and compliance with all applicable federal and state securities laws regarding the offering and sale of eXegenics common stock to the Investors and the filing of an amendment to the certificate of incorporation of eXegenics evidencing the increase in the number of authorized shares of eXegenics common stock with the Delaware Secretary of State.

Termination of the stock purchase agreement (see page______)

The stock purchase agreement may be terminated by mutual written consent of eXegenics and the Investors. In addition, the stock purchase agreement may be terminated by either eXegenics or the Investors if:

(1)	subject to certain exceptions set forth in the stock purchase agreement, the stock sale has not been completed by March 31, 2007;

(2)	there is a permanent legal prohibition to closing the stock sale; or

(3)	eXegenics stockholders fail to approve the stock sale and the amendment to the certificate of incorporation of eXegenics at a duly held meeting.

The stock purchase agreement may be terminated by eXegenics if:

•
the Investors shall have breached their representations and warranties in the stock purchase agreement, or there has been a breach by the Investors of their covenants or agreements contained in the stock purchase agreement, which breach or failure to perform would cause failure of a condition to the closing of the stock sale and which is not cured or curable within ten days of notice to the Investors of such breach or failure to perform.

The stock purchase agreement may be terminated by the Investors if:

•
eXegenics shall have breached its representations and warranties in the stock purchase agreement, or there has been a breach by eXegenics of its covenants or agreements contained in the stock purchase agreement, which breach or failure to perform would cause failure of a condition to the closing of the stock sale and which is not cured or curable within ten days of notice to eXegenics of such breach or failure to perform.

Termination fees (see page________)

eXegenics must pay the Investors a termination fee of $300,000 in cash if the stock purchase agreement is terminated due to the failure to obtain the approval of the eXegenics stockholders, and the board of directors of eXegenics shall have exercised its right under the stock purchase agreement, and in compliance with its fiduciary duties, to (i) not recommend to the stockholders of eXegenics that they give their approval of the stock sale and the amendment to the certificate of incorporation of eXegenics, or (ii) withdraw or modify in a manner materially adverse to the Investors its recommendation that the stockholders of eXegenics vote in favor of the stock sale and the amendment to the eXegenics charter.

Opinion of eXegenics Financial Advisor (see page ____)

In deciding to approve the stock sale, the eXegenics board of directors considered the opinion of its financial advisor, Empire Valuation Consultants, LLC, that, as of July 25, 2006, the consideration to be paid by the Investors to eXegenics in connection with the stock sale is fair to eXegenics and the holders of its common stock and Series A preferred stock from a financial point of view. This opinion is attached to this Proxy Statement as Annex B.

The approval of the amendment to the certificate of incorporation of eXegenics is required to consummate the stock sale (see page ____)

The amendment to the certificate of incorporation of eXegenics to increase the number of authorized shares of common stock from 30,000,000 to 225,000,000 is required to consummate the stock sale. Under the stock purchase agreement, eXegenics is required to sell and issue to the Investors that number of shares of eXegenics common stock equal to 51% of the outstanding capital stock of eXegenics on the closing date of the stock sale on a fully diluted basis. eXegenics currently has 30,000,000 shares of common stock authorized. As of September 30, 2006, 16,991,101 shares of common stock and 1,002,017 shares of Series A preferred stock were issued and outstanding and 1,567,017 shares of common stock were reserved for issuance upon conversion of outstanding Series A preferred stock and the exercise of outstanding options and warrants. This means that in order for eXegenics to satisfy its obligations under the stock purchase agreement, eXegenics must be authorized to issue, at least, approximately 38,000,000 shares of common stock, because in determining the number of shares of eXegenics common stock to be issued to the Investors so that the Investors will own 51% of the outstanding capital stock of eXegenics on the closing date on a fully diluted basis, eXegenics must assume that the 1,002,017 shares of Series A preferred stock have been converted into 1,002,017 shares of common stock, the options and warrants have been exercised and an aggregate of 100,000 shares of eXegenics common stock have been issued to Messrs. Paganelli and Baron in consideration of their respective stock grants.

In addition to increasing the number of authorized shares of eXegenics common stock to accommodate the stock sale, the board of directors has determined that it is in the best interests of eXegenics and its stockholders to have additional shares of common stock available for future issuance in connection with possible acquisitions, equity financing requirements and opportunities and other general corporate purposes. However, except for the issuance of shares of eXegenics common stock in connection with the stock sale, issuances in connection with the conversion of shares of eXegenics Series A preferred stock, issuances in connection with the exercise or conversion of outstanding warrants or options, and the issuance of eXegenics common stock to Messrs. Paganelli and Baron pursuant to the stock grants, eXegenics has no present commitments or agreements that will require or involve the future issuance of any additional shares of common stock.

If the charter amendment is not approved, eXegenics will not have a sufficient number of shares of eXegenics common stock authorized to consummate the stock sale and the stock sale will not close. If the stock sale does not close, there will not be a change-in-control transaction and Messrs. Paganelli and Baron will not be entitled to the shares of eXegenics common stock granted to each of them.

Stockholders must vote FOR both the amendment to the certificate of incorporation and the stock sale in order for the stock sale to close.

The approval of the stock sale does not constitute an approval of the stock grants. Stockholders may vote FOR the stock sale and AGAINSTthe stock grants.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	What will happen in the stock sale?

A:
In the stock sale, eXegenics will sell and issue an aggregate of 19,440,491 shares of eXegenics common stock to the Investors. As required by the stock purchase agreement, immediately following the completion of the stock sale, the Investors will own 51% of eXegenics outstanding capital stock on a fully-diluted basis. This number is based upon the outstanding shares of eXegenics common stock on June 30, 2006 and assumes the conversion of all outstanding eXegenics Series A preferred stock, which are convertible on a share-for-share basis into shares of eXegenics common stock, the exercise of all outstanding options or warrants to purchase shares of eXegenics common stock and the issuance of 50,000 shares of eXegenics common stock to each of Messrs. Paganelli and Baron immediately prior to the closing of the stock sale.

Q:	As a current stockholder of eXegenics will I receive any consideration in connection with the stock sale?

A:
No. The stock sale transaction involves the sale of shares of eXegenics common stock to the Investors. The current stockholders of eXegenics are not entitled to any compensation or other consideration in connection with the stock sale. In fact, if the stock sale is consummated, the issuance of 19,440,491 additional shares of eXegenics common stock to the Investors will have a dilutive effect on the current eXegenics stockholders, because as the number of shares of eXegenics common stock issued and outstanding increases, the percentage ownership interests of the current stockholders of eXegenics decreases.

Q:	Why are shares of eXegenics common stock being issued to John Paganelli and Robert Baron?

A:
In early 2004, the board of directors of eXegenics appointed Messrs. Paganelli and Baron to serve as the members of the Business Opportunities Search Committee to identify and negotiate strategic opportunities for eXegenics. In March of 2005, and in connection with the services rendered to the Business Opportunities Search Committee, the board awarded each a stock bonus of 50,000 shares, the issuance to be contingent upon a change of control transaction and stockholder approval of the grants. You should read the section titled "Interests of eXegenics Executive Officers and Directors in the Stock Sale " at page [____] for a discussion of these interests and the interests of others in the stock sale.

Q:	What appraisal rights do stockholders have in connection with the matters before the special meeting?

A:	The holders of eXegenics common stock and Series A preferred stock do not have any right to an appraisal of the value of their shares in connection with any of the matters before the special meeting.

Q:	What happens if I do not return a proxy card or otherwise provide proxy instructions?

A:
The failure to return your proxy card could be a factor in establishing a quorum for the special meeting. If your shares of eXegenics common stock and/or Series A preferred stock are held in “street name”, the failure to provide your broker with instructions on how to vote your shares on the stock grant proposal will be the equivalent of a vote against the stock grants.

Q:	When do you expect the stock sale to be completed?

A:
Assuming approval of the amendment to the certificate of incorporation of eXegenics to increase the number of authorized shares of eXegenics common stock, we expect to complete the stock sale as soon as possible following the special meeting and the filing of the amendment to the certificate of incorporation of eXegenics with the Delaware Secretary of State. However, the exact timing of completion of the stock sale cannot be determined yet because completion of the stock sale is subject to a number of conditions.

Q:	How many authorized but unissued shares of eXegenics common stock will exist after the closing of the stock sale?

A:
Following the closing of the stock sale and, assuming the charter amendment is approved to increase in the authorized shares of eXegenics common stock from 30,000,000 to 225,000,000, there will be approximately 188,468,408 shares of eXegenics common stock authorized but unissued, 1,567,017 of which will be reserved for issuance upon conversion of Series A preferred stock or upon exercise of outstanding options and warrants.

Q:	Who do I call if I have questions about the special meeting?

A:
If you have any questions about the matters to be considered at the special meeting or about procedures for voting, or if you need additional copies of this Proxy Statement or the enclosed proxy card, you should contact:

eXegenics, Inc.
1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534
(585) 218-4368

Attention: John A. Paganelli,
Interim Chief Executive Officer, Secretary and Chairman of the Board

THE STOCK SALE

This section of the Proxy Statement describes material aspects of the stock sale, including the stock purchase agreement and the voting agreements. While we believe that the description covers the material terms of the stock sale, this summary may not contain all of the information that is important to you. You should read this entire Proxy Statement and the other documents we refer to carefully for a more complete understanding of the stock sale.

General

Under the stock purchase agreement, at the closing of the transaction, eXegenics will issue 19,440,491 shares of common stock to the Investors identified in the stock purchase agreement in consideration of an initial aggregate purchase price of $8,613,000. Immediately following the closing, the Investors will own, as a group, 51% of the issued and outstanding capital stock of eXegenics on a fully diluted basis, which means, for purposes of determining 51% of the capital stock of eXegenics on a fully diluted bases, the denominator includes all currently issued and outstanding shares of common stock, all Series A preferred stock as if converted on a share-for-share basis into shares of eXegencis common stock, shares of eXegenics common stock that may be issued upon the exercise or conversion of all outstanding warrants and options and the 100,000 shares of eXegenics common stock to be issued to Messrs. Paganelli and Baron.

The shares of common stock to be issued to the Investors pursuant to the stock purchase agreement are being offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act for “transactions by an issuer not involving a public offering” and Rule 506 of Regulation D of the Securities Act. Each of the Investors has represented to eXegenics that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and has further represented, warranted and agreed that the shares of common stock may not be sold, transferred or otherwise disposed of in the absence of a registration statement covering the shares or the availability of an exemption from registration under the federal securities laws and applicable state securities laws.

Recommendations of the Board of Directors and Reasons for the Stock Sale

The board of directors of eXegenics has unanimously determined that the stock purchase agreement and the stock sale are fair and in the best interests of eXegenics and its stockholders. Accordingly, the board of directors has unanimously adopted and approved the stock purchase agreement and unanimously recommends that the holders of eXegenics common stock and Series A preferred stock vote “FOR” the sale of shares of eXegenics common stock pursuant to the stock purchase agreement. In evaluating and approving the stock sale, the board of directors considered the analysis provided by its financial advisor - Empire Valuation Consultants, LLC - , consulted with eXegenics’s legal counsel and considered a number of factors, including the following:

•	the purchase price to be received by eXegenics for its shares of common stock in the context of a change-in-control transaction, which was determined by the board of directors to be fair;

•
the fact that the purchase price constituted a premium over the last sale price per share of eXegenics common stock ($.39) quoted on the Over-the-Counter Bulletin Board (“OTCBB”) on July 25, 2006, the last transaction prior to the July 26, 2006 board of directors meeting;

•
the oral opinion of Empire Valuation Consultants, LLC, followed by its written opinion, with respect to its determination as to the fairness of the purchase price consideration, from a financial point of view, to eXegenics and its stockholders, and the analyses, methodologies and conclusions of Empire Valuation underlying its opinion;

•	the likelihood that the stock sale could be consummated, noting the timing of and conditions to the stock sale;

•	the terms and conditions set forth in the stock purchase agreement;

•
the fact that eXegenics had been in contact with several other potential strategic partners or acquirers and that such persons had been afforded ample opportunity to submit proposals for consideration by the board of directors; and

•
the business reputation and management experience of Phillip Frost, M.D., the sole trustee of Frost Gamma Investments Trust, a member of The Frost Group, LLC, one of the Investors, and the board of director’s belief that Dr. Phillip Frost will assist in identifying business opportunities for eXegenics. Brief biographical information as to Dr. Phillip Frost follows.

Phillip Frost, M.D.

Phillip Frost, age 68, served as chairman of the board of directors and chief executive officer of IVAX Corporation from 1987 to 2006, when it was acquired by Teva Pharmaceutical Industries Limited. He served as president of IVAX Corporation from July 1991 until January 1995. He was the chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was chairman of the board of directors of Key Pharmaceuticals, Inc. from 1972 to 1986. He also served as chairman of the board of directors of IVAX Diagnostics, Inc. (diagnostic reagent kits), a subsidiary of IVAX Corporation from ____ to 2006. He is a director of Northrop Grumman Corporation (aerospace), Continucare Corporation (healthcare) and Ladenburg Thalmann Financial Services Inc. (securities brokerage). He is Chairman of the Board of Trustees of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

Background as to the deliberations and considerations of the Board of Directors

Messrs. Paganelli and Baron, as the members of the Business Opportunities Search Committee, evaluated numerous potential acquisition or merger candidates for eXegenics. Based on those evaluations, they narrowed the field down to approximately twenty companies that warranted discussion with representatives of those target companies. With respect to those final candidates, which included companies in a diverse group of industries, including medical devices, entertainment, banking and software development, eXegenics engaged in preliminary discussions with representatives of the target companies. In each instance, prior to the discussions with Dr. Frost, the opportunities were abandoned, either because representatives of eXegenics concluded that the business prospects of the target companies were inadequate, or because the preliminary discussions made clear that agreement on valuation was not likely to be reached.
In the early part of April 2006, Mr. J. Morton Davis, a stockholder of eXegenics, contacted Mr. Paganelli, chairman of the eXegenics board of directors, and suggested that he contact Mr. Franklin N. Wolf to elicit his assistance in arranging a meeting with Dr. Phillip Frost, who had a track record of pursuing successful ventures, to explore a possible transaction between eXergenics and Dr. Phillip Frost. Messrs. Paganelli and Baron, together with Mr. Wolf, met with Dr. Phillip Frost and some of his associates on April 20, 2006 in Miami, Florida. That meeting led to a proposal by Dr. Phillip Frost related to an investment by certain investors in eXergenics. The principal terms of the proposal were those now set out in the stock purchase agreement, being the purchase by the investors of eXergenics common stock constituting 51% of the issued and outstanding shares of eXergenics capital stock in consideration for a purchase price reflecting the book value of eXergenics. In subsequent telephone conversations and electronic communications between the parties and their respective legal counsel, additional terms and conditions of the proposed transaction were reviewed. The only new term affecting the economics of the transaction related to the scope of a purchase price adjustment arising out of eXergenics’ reserves relating to its disputes with Ronald L. Goode and Abdel Hakim Labidi. The terms of the stock purchase agreement relating to an adjustment to the aggregate purchase price for these matters are the product of these subsequent communications.

Following the initial meeting on April 20, 2006, Messrs. Paganelli and Baron had frequent telephone contact with Dr. Phillip Frost and/or his representatives during the period from April 20, 2006 through August 14, 2006, the date of execution of the stock purchase agreement. In addition to the initial meeting on April 20, 2006, at which the parties introduced themselves and discussed a proposal relating to the purchase of shares of eXegenics common stock by Dr. Phillip Frost and his associated investors, Messrs. Paganelli and Baron and Dr. Phillip Frost and his representatives met on three other occasions to discuss how eXegenics would conduct its operations prior to a closing of the transaction and the types of opportunities eXegenics might pursue after closing of the transaction. At the second of such subsequent meetings, the parties also discussed a possible transaction that might be combined with the stock purchase transaction, although eXergenics ultimately determined that any further transactions would best be deferred unless and until a closing of the stock purchase transaction were to take place. At the final meeting, Dr. Spencer, a director of eXergenics, was introduced to Dr. Phillip Frost and certain of the other potential investors and the parties continued their discussions about the operations of eXergenics through a closing of the stock purchase transaction and the conduct of business after a closing.

Messrs. Paganelli and Baron kept the other two members of the eXegenics board of directors informed by telephone with respect to the progress of their evaluations and negotiations.

When it became clear that a definitive agreement was likely in the transaction, Mr. Paganelli contacted Empire Valuation Consultants, LLC in late June of 2006 concerning the possible engagement of Empire Valuation to deliver a fairness opinion. On June 27, 2006, eXegenics retained the services of Empire Valuation for these purposes.

The board of directors met on July 26, 2006 and unanimously approved the transaction.

The materials considered by the eXegenics board of directors, in addition to the proposed agreements and the information furnished by Empire Valuation, consisted of background information concerning Dr. Phillip Frost and various companies with which Dr. Phillip Frost is or has been associated.

The amount of capital to be invested in eXegenics and the purchase price to be paid by the Investors were considered to be the most significant elements of the transaction by the eXegenics board.

The eXegenics board considered only two factors that weighed against completing the stock sale. First, the transaction would confer control to the investors, so that the existing eXegenics stockholders would become minority owners. They also considered the fact that the purchase price proposed by the investors did not include any premium above book value for any other assets of eXegenics, such as its ability to provide liquidity to investors in future capital raises or the possible continuing availability of net operating loss carryforwards for tax purposes. The eXegenics board concluded that the factors in favor of the transaction outweighed any negatives.

The description of the information and factors considered by the eXegenics board of directors above is not meant to be exhaustive. The board of directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the stock sale is fair to, and in the best interests of, eXegenics and the eXegenics stockholders. Rather, the eXegenics board of directors made its determination based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by different factors. In considering the recommendation of the eXegenics board of directors with respect to the stock sale, stockholders of eXegenics should be aware that the interests of certain directors and executive officers with respect to the stock sale may be different from or in addition to the interests of the eXegenics stockholders generally. Specifically, each of John A. Paganelli, interim chief executive officer, secretary and chairman of the board of directors, and Robert A. Baron, a director, is entitled to the issuance of 50,000 shares of eXegenics common stock, assuming approval by the eXegenics stockholders at the special meeting, in the event the stock sale is consummated, and each of Messrs. Paganelli and Baron are the subject of a voting agreement that the Investors have agreed to enter into pursuant to which the Investors will agree to vote their respective shares of eXegenics common stock for the election of Mr. Paganelli and Mr. Baron as directors of eXegenics for a period of three years from the closing of the stock sale. The board of directors was aware of these interests and took them into account in making its recommendation.

Although it is the expectation of the current board of directors of eXegenics that after completion of the closing of the stock sale that eXegenics will identify, investigate and possibly pursue one or business opportunities, the business opportunities, if any, actually identified, and the specific criteria and other factors that will be considered for purposes of identifying possible business opportunities will be determined by the board of directors of eXegenics after completion of the stock sale.

The board of directors unanimously recommends that the eXegenics stockholders vote “FOR” the sale of shares of eXegenics common stock pursuant to the stock purchase agreement.

Opinion of Financial Advisor

The eXegenics board of directors retained Empire Valuation Consultants, LLC to deliver an opinion to the board of directors as to the fairness of the purchase price to eXegenics and the eXegenics stockholders from a financial point of view. Empire Valuation was selected by eXegenics because of its knowledge, expertise and reputation. Empire Valuation was paid a fee of $35,000, no portion of which was contingent upon the closing of the stock sale transaction. No limitations were imposed by the eXegenics board of directors on Empire Valuation with respect to the investigation made or the procedures followed by it in arriving at its opinion.

At the July 26, 2006 meeting of the eXegenics board of directors, during which the board of directors reviewed and considered the terms of the stock sale and stock purchase agreement, Empire Valuation provided orally to the board its opinion that, as of July 25, 2006, the purchase price for the shares of eXegenics common stock offered by the Investors to eXegenics was fair from a financial point of view to eXegenics and the holders of its common stock and Series A preferred stock. Empire Valuation’s written opinion as to the forgoing was delivered to the eXegenics board of directors. The full text of that opinion is attached as Annex B and is incorporated into this Proxy Statement by reference. That opinion describes the procedures followed by Empire Valuation in arriving at its opinion, as well as certain assumptions made by Empire Valuation.

In arriving at its opinion, Empire Valuation performed a variety of financial analyses, including those summarized in this Proxy Statement. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstance. Therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Empire Valuation believes that its analyses must be considered as a whole and selecting portions thereof or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. Empire Valuation considered the cessation of eXegenics' operations and that its net assets consisted primarily of cash and cash equivalent securities, and determined, for purposes of its analysis that eXegenics was both a “shell” corporation and an investment holding company. Because eXegenics had no active operations or earnings, Empire Valuation focused primarily on the net asset value of eXegenics in applying its investment value methodologies described below. Empire Valuation also noted that eXegenics had formed a committee to identify potential business opportunities, including potential acquisition or merger partners. Empire Valuation considered the current general business, economic and capital market climate in the U.S. as these factors impact investment holding companies and noted that these factors were favorable to eXegenics and its short term goal. Further, Empire Valuation noted the doubling of eXegenics’ investment portfolio through the infusion of cash from the proposed sale of eXegenics stock and eXegenics’ association with Dr. Phillip Frost would enhance eXegenics’ ability to identify an investment favorable to eXegenics’ shareholders. It was noted that the broad macro factors, such as interest rates and inflations, that impact the U.S. economy and its capital markets were out of eXegenics control, however, eXegenics’ conservative and defensive investment policy protection made eXegenics less susceptible to a short-term market change. In addition, Empire Valuation considered eXegenics management’s observation that Dr. Phillip Frost had a track record of pursuing successful ventures, which would help eXegenics in its efforts to maximize its fair value. Any estimates contained in Empire Valuation’s analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

Empire Valuation arrived at valuation ranges for the sale of stock to the Investors by considering three principal valuation methodologies: the investment value, market value and net asset value. Ultimately, due to eXegenics' lack of operations, investment opportunities and future income potential and Empire Valuation's determination that eXegenics was both a shell corporation and an investment holding company, Empire Valuation was not able to apply the investment value methodology in arriving at its opinion. The following is a brief summary of these analyses and the other factors considered by Empire Valuation and reviewed with our board in Empire Valuation’s oral presentation on July 26, 2006.

Investment Value.  The investment value, which is sometimes referred to as the income value or earnings value, establishes a range of values of a business based on various methods. One investment value method frequently used estimates the present value of an enterprise’s future earnings or cash flow. Another recognized investment value method is to determine the level of current annual benefits (i.e., earnings, cash flow, dividends, etc.), and then capitalize one or more of the benefit types using an appropriate capitalization rate. Yet another method of calculating investment value is a cash flow analysis of the ability of an enterprise to service acquisition debt obligations (at a certain price level) while providing sufficient earnings for reasonable dividends and capital adequacy requirements. In connection with the cash flow analysis, the return on investment that would accrue to a prospective buyer at the transaction value is calculated.

eXegenics is currently a holding company with a portfolio of marketable securities. eXegenics, formerly known as Cytoclonal Pharmaceutics Inc., was previously involved in the research, creation, and development of drugs for the treatment and/or prevention of cancer and infectious diseases. Prior to 2004, eXegenics had operated as a drug discovery company, exploiting new enabling technologies to advance and shorten the new drug development cycle. By the end of 2003, it had completed the termination of all research activities. All scientific staff and administrative positions were eliminated and all of its research and development activities were terminated. In 2006 year-to-date, eXegenics’ scaled down general and administrative costs have exceeded the net investment income earned from its investment portfolio. eXegenics’ future investment value was dependent on management’s ability to find a profitable investment opportunity. The capital infusion from the sale of stock to the Investors is expected to enhance eXegenics’ ability to find a suitable investment. However, given the lack of a specific future investment for eXegenics, Empire Valution was unable to directly apply a future income valuation analysis.

Market Value.  Market value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The "hypothetical" market value for the stock of a corporation is normally determined by comparison of certain financial data of similarly situated publicly traded corporations, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity. The market value in connection with the evaluation of control is determined by the sales of comparable companies.

Under the market approach, Empire Valuation, using publicly available information, compared eXegenics' price-to-net asset value ("NAV") with similar data of selected publicly-traded companies engaged in businesses considered by Empire Valuation to be reasonably related to eXegenics, which included, closed-end investment companies investing in small capitalization securities and U.S. government obligations. However, Empire Valuation did not compare eXegenics to any specific closed end fund but to the universe of funds and multiple groupings of funds by asset type and invesment strategy. Empire Valuation focused primarily on price to net asset value of closed-end investment holding companies, and did not compare eXegenics on a yield basis because eXegenics does not currently pay dividends or have positive earnings.

Empire Valuation advised the board of directors of eXergenics that these closed-end funds typically trade at a 5% to 15% discount to their published net asset values, and that, prior to the announcement of the proposed stock sale, eXergenics had been trading at a discount from its net asset value of between 17% and 23%. Empire Valuation compared eXegenics’ pre-announcement current trading price per share (latest close $0.39) and the transaction price of $0.44 per share to eXegenics’ estimated NAV per share relative to price-to-NAV of publicly traded closed end investment holding companies. Price-to-NAV for closed end funds, is the closing stock price on a given day divided by the NAV as reported by the fund. The funds report their NAV on a weekly basis in various financial publications. Next, Empire Valuation considered the fact that the Investors with a total 51% interest would be considered a control group under SEC regulations. As such, the Investors' eXegencis common stock would be restricted from sale in the public market under SEC Rule 144. Further, Empire Valuation considered the implied premium of the cash transaction purchase price per share of $0.44 to the pre-announcement trading range of $0.38 to $0.43 per share before and after a discount for Rule 144 restrictions.

Net Asset Value. NAV is the value of the net equity of an entity, after adjusting the company’s assets and liabilities from its stated cost basis to its estimated market value. Empire Valuation gave consideration to eXegenics’ stock portfolio, prepaid expense, stock subscription receivable, net operating loss (“NOL”) carryforward, accounts payable, accrued expenses and its continued lawsuit with a former employee. In its analysis: eXegenics’ stock portfolio was marked-to-market, so book value for purposes of the analysis was determined to be equal to net asset value; its prepaid expense and stock subscription receivable, were considered to be a reduction of the net asset value; eXegenics’ NOL was given little-to-no value; and, its current liabilities were treated as a net against (redution) in net asset value. Further, Empire Valuation considered, that to the extent eXegenics’ reserve for the former employee lawsuit was not sufficient, eXegenics’ net asset value would be further reduced by approximately $0.02 a share of eXegenics common stock. Empire Valuation also gave consideration to the prospective market value of eXegenics as a shell corporation exclusive of its other assets and liabilities. The prospective market value of the “shell” is not captured and capitalized under GAAP accounting, so this would add to eXegenics’ net asset value. The realization of the “shell value” would take place at some future date if eXegenics were to merge with an operating private company and would depend on the facts and circumstances at that time. Accordingly, the present value of the “shell value”, for purposes of Empire Valuation’s analysis, was determined to equal its prospective future value discounted back to current time. Further, in the event eXegenics were to liquidate and terminate, the shell would actually be a net liability, that is, it would cost money to close down. Empire Valuation concluded that $0.49 to $0.50 per share, plus or minus $0.02 was a reasonable estimate of the net asset value per share of eXegenics common stock.

Conclusion.  It is Empire Valuation’s opinion that the aggregate cash purchase price of $8,613,000 or $0.44 per share for a 51% interest in eXegenics is fair from a financial perspective to the public shareholders. Empire Valuation arrived at its opinion based on its experience and judgment as an independent appraiser, subjectively weighed the values arrived at using the market value and net asset value appraisal methods previously summarized, and concluded that each analysis independently supports Empire Valuation’s ultimate opinion regarding the fairness of the transaction.

High and Low Sales Prices of eXegenics Common Stock

The following table sets forth the high and low sales prices of eXegenics common stock for each fiscal quarter of the previous two years and the three completed fiscal quarters of this year, as quoted on the OTCBB:

	High	Low
2006:
First Quarter	$0.46	$0.39
Second Quarter	0.45	0.38
Third Quarter	1.09	0.39
2005:
First Quarter	$0.45	$0.32
Second Quarter	0.47	0.35
Third Quarter	0.44	0.36
Fourth Quarter	0.46	0.39
2004:
First Quarter	$1.09	$0.68
Second Quarter	1.32	0.68
Third Quarter	0.85	0.35
Fourth Quarter	0.70	0.21

Interests of eXegenics Executive Officers and Directors in the Stock Sale

In considering the recommendation of the eXegenics board of directors that the eXegenics stockholders vote FOR the sale of shares of eXegenics common stock pursuant to the stock purchase agreement, stockholders of eXegenics should be aware that certain members of the eXegenics board of directors and members of its management team have interests in the stock sale that differ from, or are in addition to, those of the eXegenics stockholders generally. The eXegenics board of directors was aware of these potential conflicts during its deliberations on the merits of the stock sale and in making its decision to approve the stock sale, the stock purchase agreement and the related transactions and, in determining to recommend to the stockholders of eXegenics that they vote FOR the sale of shares of eXegenics common stock pursuant to the stock purchase agreement.

eXegenics Board Membership

Pursuant to a voting agreement to be executed by the Investors, each of the Investors will agree, for a period of three years after the closing of the stock sale, to vote their shares of eXegenics common stock and any successor in favor of the election as directors of John A. Paganelli, interim chief executive officer, secretary and chairman of the board of directors, and Robert Baron, a director of eXegenics, to the board of directors of eXegenics.

Stock Bonus

Each of Mr. Paganelli and Mr. Baron were awarded in 2005 contingent stock bonuses of 50,000 shares of eXegenics common stock in connection with their services to the Business Opportunities Search Committee of the board of directors. These awards are contingent upon the consummation of a change-in-control transaction - the stock sale constitutes a change in control transaction - and approval by the eXegenics stockholders of the stock grants. One of the proposals for consideration by the eXegenics stockholders at the special meeting is approval of the stock grants.

The benefits and amounts of the stock grants to Messrs. Paganelli and Baron are set forth in the below table.

	Dollar Value ($)(1)	Number of Shares
John A. Paganelli	$40,000	50,000 shares of common stock
Robert Baron	$40,000	50,000 shares of common stock

(1)	Based on the closing price ($0.80) of eXegenics common stock on the OTCBB on September 29, 2006.

The approval of the stock sale does not constitute an approval of the stock grants, and stockholders may vote FOR the stock sale and AGAINST the stock grants.

Purchase Price Adjustment

Not more than 60 days following the closing of the stock sale, eXegenics will prepare, and deliver to the Investors, a balance sheet, as of the closing date, which shall include a computation of stockholders’ equity as of the closing date. If eXegenics’s disputes with Ronald L. Goode and/or Abdel Hakim Labidi have not been resolved as of the closing of the stock sale, the closing balance sheet will include reserves reflecting the maximum potential liability of eXegenics in connection any such unresolved matter. A detailed description of eXegenics’s disputes with Ronald L. Goode and Abdel Hakim Labidi is included in the Notes to Financial Statements to the audited financial statements of eXegenics for the fiscal year ended December 31, 2005 included with this Proxy Statement; specifically, Note G - Stockholders' Equity - Subscription receivable, and Note I - Commitments and Other Matters - Legal Proceedings - Labidi Proceeding. After execution of the stock purchase agreement, eXegenics settled its dispute with Ronald L. Goode on terms that will have no impact on the purchase price.

Following the receipt by the Investors of eXegenics closing date balance sheet, the Investors will have 30 days to review and to reject the eXegenics closing date balance sheet. If the Investors reject the eXegenics closing date balance sheet, eXegenics and the Investors will have 10 days during which to resolve the dispute. If the Investors and eXegenics are unable to resolve the dispute within such 10 day period, the dispute will be referred to an independent certified public accounting firm reasonably acceptable to eXegenics and the Investors for resolution. The determination of the independent accounting firm will be binding on the parties. The fees and expenses of the independent accounting firm will be paid by the party found to be incorrect with regard to the objections. If both parties are found to be partially incorrect with regard to the objections, the fees and expenses of the independent accounting firm will be shared proportionately by the parties based upon the amount of the objections successfully contested by the Investors bears to the total of the objected amounts submitted to the independent accounting firm.

If the final determination of the stockholders’ equity at the closing date is greater than the initial purchase price paid by the Investors at the closing, the Investors will pay the difference to eXegenics, and if the final stockholders’ equity at the closing date is less than the initial purchase price, eXegenics will pay the difference to the Investors.

Further, under the terms of the stock purchase agreement, in the event the eXegenics closing balance sheet includes additional reserves for eXegenics’ unresolved dispute with Abdel Hakim Labidi, and if, prior to December 31, 2006, eXegenics subsequently resolves this matter for an amount or amounts less than the amount reserved on the eXegenics closing date balance sheet, then the Investors will pay eXegenics, in the form of additional purchase price, an amount equal to the difference between the actual amount paid or incurred by eXegenics and the amount of the reserve in the eXegenics closing date balance sheet. At September 30, 2006, eXegenics had recorded a provision of $350,000 related to the Abdel Hakim Labidi matter. That reserve would give rise to a $100,000 decrease in the purchase price.

The Stock Purchase Agreement

The following summary of the stock purchase agreement is qualified by reference to the complete text of the stock purchase agreement, as amended as of November 30, 2006, which is incorporated by reference into this Proxy Statement and attached hereto as Annex A. The stock purchase agreement has been included to provide you with information regarding its terms. You are encouraged to read the entire stock purchase agreement.

Structure of the Stock Sale; Stock Sale Consideration

Under the stock purchase agreement, eXegenics will sell and issue 19,440,490 shares of its common stock to the Investors in consideration for an initial aggregate purchase price of $8,613,000, reflecting eXegenics’s stockholders’ equity as at June 30, 2006. The aggregate purchase price is subject to adjustment based on eXegenics’s stockholders’ equity at the closing date and in the event of resolution of eXegenics dispute with Abdel Hakim Labidi, as more fully described above. Initially, the aggregate purchase price was subject to adjustment based on the resolution of eXegenics’ dispute with Ronald L. Goode as well, however after execution of the stock purchase agreement, eXegenics settled its dispute with Ronald L. Goode on terms that will have no impact on the aggregate purchase price.

Immediately following the completion of the stock sale, the new Investors will own 51% of the outstanding capital stock of eXegenics on a fully-diluted basis. This number assumes the conversion of all outstanding eXegenics Series A preferred stock, which are convertible on a share-for-share basis into shares of eXegenics common stock, the exercise of all outstanding options or warrants to purchase shares of eXegenics common stock and the issuance of 50,000 shares of eXegenics common stock to each of Mr. Paganelli and Mr. Baron immediately prior to the closing of the stock sale.

Timing of Closing

Unless eXegenics and the Investors agree otherwise, the closing will occur on the next business day following the later of the special meeting or the day on which the last of the conditions set forth in the stock purchase agreement has been satisfied or waived, unless the stock purchase agreement has been terminated prior to such date. eXegenics expects that, immediately following the special meeting, assuming the eXegenics stockholders approve both the amendment to the certificate of incorporation of eXegenics and the stock sale, eXegenics will file the amendment with the Secretary of State of Delaware and, immediately following the filing of such amendment, close the stock sale.

eXegenics Board of Directors and Related Matters

eXegenics has agreed to take the necessary corporate actions so that, as of the closing of the stock sale:

•	the size of the eXegenics board of directors is increased from four to five members;

•	two of eXegenics current directors - Robert Benou and David Lee Spencer, M.D. - will resign from the board of directors; and

•	three designees of Phillip Frost, M.D., to be identified prior to the closing, will become directors of eXegenics, to serve until their terms expire at eXegenics's next annual stockholder meeting.

Certain Covenants

Each of eXegenics and the Investors has undertaken certain covenants in the stock purchase agreement. The following summarizes the most significant of these covenants.

eXegenics Board of Directors' Covenant to Recommend.    The eXegenics board of directors has agreed to recommend the approval and adoption by the stockholders of eXegenics of the stock sale and the amendment to the certificate of incorporation. However, the eXegenics board of directors is permitted to (i) not recommend approval and adoption of the stock sale and the charter amendment or (ii) withdraw or modify its recommendation in a manner materially adverse to the Investors, if the eXegenics board of directors determines in good faith, after consultation with outside legal counsel, that it is necessary to withdraw or modify its recommendation to comply with its fiduciary duties.

Interim Operations of eXegenics.    eXegenics has undertaken a covenant that places restrictions on it until either the closing of the stock sale or until the stock purchase agreement is terminated. In general, eXegenics is required to conduct its business in the ordinary course consistent with past practice.

eXegenics has also agreed to some specific restrictions which are subject to exceptions described in the stock purchase agreement. The following table summarizes the most significant of these restrictions, subject to certain exceptions, undertaken by eXegenics:

Restrictions. eXegenics shall not, without the prior consent of a majority of the Investors:

Amend its organizational documents;

Issue, sell or authorize the issuance or sale of shares of any class of its securities, or enter into agreements or commitments obligating it to issue such securities, other than in connection with the conversion of shares of its preferred stock or the exercise of outstanding warrants or stock options or bonuses granted to directors, officers or employees prior to the date of the stock purchase agreement;

Redeem, purchase or otherwise acquire its capital stock;

Enter into material contracts or transactions, or make any material capital expenditure other than those relating to the transactions contemplated by the stock purchase agreement;

Declare, set aside or pay dividends or make other distributions (whether in cash, stock or property) with respect to its common stock;

Create, incur, assume, maintain or permit to exist any indebtedness except as otherwise incurred in the ordinary course of business, consistent with past practice;

Pay, discharge or satisfy claims or liabilities other than in the ordinary course of business, consistent with past practice;

Cancel any material debts or waive any material claims or rights;

Make any loans, advances or capital contributions to, or investments in financial instruments of any person;

Assume, guarantee, endorse or otherwise become responsible for the liabilities or commitments of any person;

Increase compensation payable to its employees, officers or directors or increase any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of its employees, officers or directors;

Enter into any employment contract or grant any severance or termination pay or make any such payment with or to any of its employees, officers or directors;

Materially change its accounting practices, the manner of keeping its books, accounts or records, other than alterations required by GAAP or applicable law;

Enter into any indemnification, contribution or similar contract pursuant to which it is required to indemnify any person or make contributions to any other person;

Amend or terminate any of its existing contracts in a manner that would result in any material liability to it or as a result of such amendment or termination; or

Change its tax accounting principles, methods or election.

Reasonable Efforts Covenant. eXegenics and the Investors have agreed to cooperate with each other and use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete the stock sale and the other transactions contemplated by the stock purchase agreement.

Representations and Warranties

The stock purchase agreement contains representations and warranties made by eXegenics to the Investors with respect to eXegenics's:

•	organization, good standing and qualifications to do business in foreign jurisdictions;

•	no subsidiaries;

•	capitalization;

•	corporate power, authority and capacity to enter into and perform the transactions contemplated by the stock purchase agreement;

•
authorization to issue shares of its common stock to the Investors under and pursuant to applicable law free and clear of liens and with the rights and preferences set forth in its certificate of incorporation;

•	no conflicts or defaults;

•	SEC filings and certain compliance matters;

•	absence of certain material changes since December 31, 2005, the date of its latest audited financial statements;

•	absence of undisclosed litigation matters;

•	absence or non-applicability of statutory, charter or bylaw takeover provisions;

•	no brokers’, finders' or agents' fees; and

•	truthfulness and correctness, in all material respects, of disclosure materials provided.

The stock purchase agreement contains representations and warranties made by each of the Investors to eXegenics with respect to each Investor’s:

•	investment intent;

•	power, authority and capacity to enter into and perform the transactions contemplated by stock purchase agreement;

•	qualification as an “accredited investor” under the Securities Act of 1933;

•	sophistication and suitability;

•	nationality and residence;

•	knowledge of restrictions as to transferability of the shares of common stock to be issued and awareness of the provisions of Rule 144 of the Securities Act of 1933; and

•	no brokers’, finders’ or agents’ fees.

The representations and warranties in the stock purchase agreement do not survive the closing of the stock sale.

Conditions to the Completion of the Stock Sale

Mutual Closing Conditions. The obligations of eXegenics and the Investors to complete the stock sale are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•	approval of the stock sale by the eXegenics stockholders;

•	approval of the amendment to the certificate of incorporation of eXegenics to increase the number of shares of common stock eXegenics is authorized to issue from 30,000,000 to 225,000,000;

•	absence of all legal prohibition on completion of the stock sale; and

•
obtaining all necessary consents and approvals. However, except for the approval of the eXegenics stockholders of the stock sale and the amendment to the charter of eXegenics, neither eXegenics nor the Investors are aware of any other required consents or approvals to the proposed stock sale.

Additional Closing Conditions for eXegenics’s Benefit. eXegenics’s obligations to complete the stock sale are subject to the satisfaction of the following additional conditions:

•	performance by the Investors of their obligations required to be performed by them at or prior to closing to the extent specified in the stock purchase agreement; and

•	accuracy when made and as of the closing of the representations and warranties made by the Investors to the extent specified in the stock purchase agreement.

The material obligations of each of the Investors is to enter into voting agreements.

Additional Closing Conditions for the Investors’ Benefit. The Investors' obligations to complete the stock sale are subject to the satisfaction of the following additional conditions:

•	performance by eXegenics of the obligations required to be performed by it at or prior to closing to the extent specified in the stock purchase agreement; and

accuracy when made and as of the closing of the representations and warranties made by eXegenics to the extent specified in the stock purchase agreement.

The material obligations of eXegenics to a completion of the stock sale, are to: (i) recommend the approval and adoption by its stockholders of the stock sale and the amendment to its charter; (ii) operate its business in the ordinary course consistent with past practice and (iii) deliver executed voting agreements from each of its directors and beneficial owners of more than 5% of its capital stock.

Termination of the Stock Purchase Agreement

Right to Terminate. The stock purchase agreement may be terminated at any time prior to the closing of the stock sale, whether before or after stockholder approval, in any of the following ways:

(a)    By mutual written agreement of eXegenics and the Investors;

(b)    By either eXegenics or the Investors if:

(i)    the stock sale has not been completed by March 31, 2007, provided that the right to terminate the stock purchase agreement is not available to any party whose breach of any provision of or whose failure to perform any obligation under the stock purchase agreement was the cause of, or resulted in the failure of the stock sale to occur on or before March 31, 2007;

(ii)    a final and nonappealable judgment, injunction, order or decree enjoining eXegenics or the Investors from consummating the stock sale is entered; provided that the right to terminate the stock purchase agreement is not available to any party whose breach of any provision of or whose failure to perform any obligation under the stock purchase agreement was the cause of the permanent legal prohibition; or

(iii)    the eXegenics stockholders fail to approve the stock sale and the amendment to the certificate of incorporation of eXegenics at a duly held meeting.

(c)    By eXegenics if: the Investors shall have breached their representations and warranties in the stock purchase agreement, or there has been a breach by the Investors of their covenants or agreements contained in the stock purchase agreement, which breach or failure to perform would cause failure of a condition to the closing of the stock sale not to be satisfied, and either such condition is incapable of being satisfied by March 31, 2007 or such breach or failure to perform is not cured within 10 days after notice of such breach or failure to perform has been given by eXegenics to the Investors.

(d)    By the Investors if: eXegenics shall have breached its representations and warranties in the stock purchase agreement, or there has been a breach by eXegenics of its covenants or agreements contained in the stock purchase agreement, which breach or failure to perform would cause failure of a condition to the closing of the stock sale not to be satisfied, and either such condition is incapable of being satisfied by March 31, 2007 or such breach or failure to perform is not cured within 10 days after notice of such breach or failure to perform has been given by the Investors to eXegenics.

Effect of Termination

If the stock purchase agreement is validly terminated, except as described in this paragraph and below under “Termination Fees and Expenses”, eXegenics and the Investors will have no continuing liabilities or obligations to one another, except that neither eXegenics nor the Investors will be relieved of or released from any liabilities or damages arising out of its or their material breach of or material failure to perform under the stock purchase agreement.

Termination Fee and Expenses

Whether or not the stock sale is consummated, except as described below, each of eXegenics and the Investors are responsible for the payment of their respective fees and expenses incurred in connection with the stock purchase agreement and the stock sale.

eXegenics must pay the Investors a termination fee of $300,000 in cash if the stock purchase agreement is terminated due to the failure to obtain the approval of the eXegenic’s stockholders of the stock sale and the amendment to eXegenics’s charter and the board of directors of eXegenics shall have exercised its right under the stock purchase agreement and in compliance with its fiduciary duties to: (i) not recommend to the stockholders of eXegenics that they give their approval of the stock sale and the amendment to the certificate of incorporation, or (ii) withdraw or modify in a manner materially adverse to the Investors its recommendation that the stockholders of eXegenics vote in favor of the stock sale and the amendment to the certificate of incorporation of eXegenics.

Voting Agreements

The directors of eXegenics and holders of more than 5% of eXegenics common stock own, as a group, as of the record date for the special meeting, approximately 20.45% of the shares of eXegenics common stock and 3.9% of the Series A preferred stock entitled to vote at the special meeting, or approximately 19.52% of the total voting power of eXegenics stockholders as of the record date. The affirmative vote of the majority of the shares present in person or by proxy at the special meeting and entitled to vote is required to approve the stock sale.

The directors of eXegenics and the greater than 5% stockholders of eXegenics have entered into voting agreements with the Investors. Under the voting agreements, each of these directors and stockholders has agreed to vote his, her or its shares of eXegenics common stock, representing, in the aggregate, approximately 19.31% of the total voting power:

•	in favor of the stock sale; and

•	in favor of the amendment to the certificate of incorporation of eXegenics to increase the number of authorized shares of common stock to 225,000,000.

Waivers and Amendments

Any provision of the stock purchase agreement may be amended or waived prior to closing if the amendment or waiver is in writing and signed, in the case of an amendment, by eXegenics and the Investors or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the ability of either eXegenics or the Investors to waive a condition to the closing of the stock sale, the approval by the stockholders of eXegenics of the amendment to the certificate of incorporation to increase the number of shares of eXegenics common stock to 225,000,000 is required under the Delaware General Corporation Law and cannot be waived.

Appraisal Rights

The holders of eXegenics common stock and Series A preferred stock are not entitled to exercise appraisal rights in connection with the stock sale under Section 262 of the Delaware General Corporation Law.

SPECIAL MEETING PROPOSALS

ITEM 1—STOCK SALE

For summary and detailed information regarding the stock sale, see "The Stock Sale" beginning on page ___.

Votes Required to Approve the Stock Sale

The affirmative vote of the majority of shares present in person or by proxy at the special meeting and entitled to vote will be required to approve the stock sale.

The eXegenics Board of Directors unanimously recommends a vote in favor of the sale of shares of eXegenics common stock to the Investors pursuant to the stock purchase agreement.

ITEM 2—AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF EXEGENICS

At the special meeting, holders of eXegenics common stock and Series A preferred stock will be asked to approve an amendment to the certificate of incorporation of eXegenics. The amendment will increase the number of authorized shares of eXegenics common stock to 225,000,000.

To consummate the stock sale, the eXegenics board of directors unanimously adopted a resolution recommending that the certificate of incorporation of eXegenics be amended to increase the number of authorized shares of common stock from 30,000,000 shares to 225,000,000 shares. The board of directors further directed that the amendment be submitted for consideration and approval by stockholders at the special meeting. In the event the amendment is approved by the stockholders, eXegenics will thereafter submit a certificate of amendment to the Delaware Secretary of State for filing and the amendment to the certificate of incorporation will become effective on the date of such filing.

eXegenics's certificate of incorporation currently authorizes 30,000,000 shares of common stock and 10,000,000 shares of preferred stock. On September 30, 2006, 16,991,101 shares of eXegenics common stock and 1,002,017 shares of eXegenics Series A preferred stock were outstanding and another 1,567,017 shares of common stock reserved for issuance upon conversion of the outstanding Series A preferred stock and the exercise of outstanding options or warrants for shares of common stock.

Under the terms of the stock purchase agreement, upon consummation of the stock sale, the Investors are to own 51% of the capital stock of eXegenics on a fully diluted basis. Our shares of Series A preferred stock are convertible on a one-for-one basis into shares of eXegenics common stock. This means that, assuming conversion of all our outstanding shares of Series A preferred stock into shares of common stock, the exercise or conversion of all outstanding options and warrants and the issuance of 50,000 shares of commons stock to each of John Paganelli and Robert Baron, the Investors must own 19,440,491 shares of common stock at the closing of the stock sale to own 51% of our capital stock, on a fully diluted basis.

For purposes of determining the number of shares of eXegenics common stock that must be issued to the Investors to insure that they receive, in the aggregate, 51% of the capital stock of eXegenics capital stock as at the closing (assuming the closing occurred on September 30, 2006), on a fully-diluted basis, the sum of columns (a), (b) and (c) below represents the fully-diluted stock and must be added to the 16,991,101 shares of eXegenics common stock issued and outstanding.

(a)		(b)		(c)
conversion of 1,002,017 shares of Series A preferred stock into the same number of shares of eXegenics common stock, immediately prior to the closing of the stock sale	+	issuance of 565,000 shares of eXegenics common stock upon the exercise of all eXegenics options and warrants, immediately prior to the closing of the stock.	+	issuance of 100,000 shares of eXegenics common stock to Messrs. Paganelli and Baron, assuming approval of the stock grant proposal, immediately prior to the closing of the stock sale.

19,440,491 shares is equal to 51% of 38,098,609 ((a), (b), (c)) + 16,991,101 + 19,440,491 shares of common stock).

Following the closing of the stock sale, there will be approximately 38,468,408 shares of common stock authorized but unissued, 1,567,017 of which will be reserved for issuance upon conversion of Series A preferred stock or upon exercise of outstanding options and warrants.

There are not sufficient authorized yet unissued shares of eXegenics common stock to complete the stock sale and the amendment to eXegenics’s charter to increase the authorized eXegenics common stock is a condition to the completion of the stock sale.

eXegenics common stock is quoted on the Over-the-Counter Bulletin Board, under the trading symbol EXEG. eXegenics has never paid cash dividends to its holders of common stock and has no current plans to pay cash dividends in the foreseeable future. eXegenics intends to retain its earnings, if any.

eXegenics does not intend to register the shares of common stock to be issued to the Investors or the shares of common stock to be issued to Messrs. Paganelli and Baron. These shares will be “restricted securities” within the meaning of the Securities Act, which means, generally, that the shares cannot be sold or otherwise transferred in the public market in the absence of a registration statement filed with the Securities and Exchange Commission covering the shares, or the availability of an exemption from registration under the Securities Act and applicable state securities laws.

At present, eXegenics has no commitment to issue shares of its common stock for any purpose other than in connection with the stock sale. However, Dr. Phillip Frost has indicated to eXegenics that if the stock sale is approved, he will investigate and possibly pursue one or more business combination opportunities he has identified. In addition, and whether or not any such business combinations are, in fact, consummated, the eXegenics board of directors believes it is also desirable to have additional shares available for other corporate purposes that might arise in the future, other than in the stock sale. For example, shares of eXegenics common stock could be issued from time to time for acquisitions or to raise capital. Under some circumstances, it is also possible for a company to use unissued shares for anti-takeover purposes, but eXegenics has no present intention to take any such action. Future issuances of shares of our capital stock would likely dilute the percentage ownership of the stockholders in eXegenics.

Whether or not any future issuance of shares unrelated to the stock sale would be submitted for stockholder vote depends upon the nature of the issuance, legal and stock exchange, if any, requirements, and the judgment of the board of directors of eXegenics at the time.

In the event stockholders approve the amendment, the introductory paragraph of the “FOURTH” Article of the certificate of incorporation of eXegenics and paragraphs A. and B. of Article Fourth will be amended to read as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Thirty Five Million (235,000,000) shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have the authority to issue are as follows:

A.	Two Hundred Twenty Five Million (225,000,000) shares of Common Stock, having a par value of $.01 per share.

B.
Ten Million (10,000,000) shares of Preferred Stock, having a par value of $.01 per share. Of the Ten Million (10,000,000) authorized shares of Preferred Stock, par value $.01 per share, Four Million (4,000,000) shares are designated “Series A Convertible Preferred Stock” (“Series A Preferred”) with the rights, preferences, privileges and restrictions specified herein. The remaining Six Million (6,000,000) authorized shares of Preferred Stock, having a par value of $.01 per share, shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, optional or other special rights and qualifications, limitations or restrictions as shall be stated or expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors of the Corporation.

The affirmative vote of the holders of a majority of the outstanding shares of eXegenics common stock and Series A preferred stock entitled to vote, voting as a single class, and the affirmative vote of a majority of the outstanding shares of eXegenics common stock entitled to vote, voting as a separate class, is required for approval of the amendment to the certificate of incorporation of eXegenics.

The eXegenics Board of Directors unanimously recommends a vote in favor of the amendment to the certificate of incorporation

ITEM 3—GRANT OF SHARES OF COMMON STOCK TO INSIDERS

At the special meeting, holders of eXegenics common stock and Series A preferred stock will be asked to approve the grant of 50,000 shares each to John A. Paganelli, eXegenics’s interim chief executive officer, secretary and chairman of the board, and to Robert Baron, an eXegenics director.

In March 2005, and in connection with the services rendered by them as the members of the Business Opportunities Search Committee of the board of directors of eXegenics, the board approved the grant of 50,000 shares of eXegenics common stock to each of John P. Paganelli and Robert Baron contingent upon the closing of a change-in-control transaction, subject to approval by the stockholders of the stock grants and provided that each recipient of the stock grant remain a member of the eXegenics board of directors at the time of the change-in-control.

In June 2005 the eXegenics board of directors approved the grant of an additional 25,000 shares of eXegenics common stock to Robert Baron, in consideration of his assumption of the additional responsibilities required as the chairman of the board’s Business Opportunities Search Committee, and John P. Paganelli, in consideration of his additional service as our interim chief executive officer. These additional stock grants were also contingent upon the closing of a change-in-control transaction and subject to stockholder approval. Messrs. Paganelli and Baron have agreed, in connection with and so as to facilitate the proposed stock sale to forfeit the shares of eXegenics common stock granted to them in June 2005.

The benefits and amounts of the stock grants to Messrs. Paganelli and Baron are set forth in the below table.

	Dollar Value ($)(1)	Number of Shares
John P. Paganelli	$40,000	50,000 shares of common stock
Robert Baron	$40,000	50,000 shares of common stock

(1)	Based on the closing price ($0.80) of eXegenics common stock on the OTC Bulletin Board on September 29, 2006.

The affirmative vote of the majority of shares present in person or by proxy at the special meeting will be required to approve the stock grants.

The eXegenics Board of Directors unanimously recommends a vote in favor of the stock grants to John A. Paganelli and Robert Baron.

OTHER INFORMATION ABOUT EXEGENICS

Business

Overview

eXegenics was formerly known as Cytoclonal Pharmaceuticals Inc. and was involved in the research, creation, and development of drugs for the treatment and/or prevention of cancer and infectious diseases. Historically, eXegenics has operated as a drug discovery company, exploiting new enabling technologies to advance and shorten the new drug development cycle. Commencing in 2003, eXegenics began terminating its research and related activities. Since then, all of our scientific staff and administrative positions have been eliminated and all of our research and development activities have been terminated. As such, we are a holding company with a portfolio of marketable securities.

Since the termination of operations, the board of directors of eXegenics and management has been focused on redeploying the remaining residual assets of eXegenics. The board established a committee - the Business Opportunities Search Committee -- to study strategic direction and identify potential business opportunities. The objective of eXegenics is to redeploy its assets and actively pursue new business opportunities.

On June 29, 2005, eXegenics and David E. Riggs mutually agreed that Mr. Riggs would relinquish his duties as our president, chief executive officer and chief financial officer, and on June 29, 2005, then chairman of the board of directors, John A. Paganelli, assumed the role of interim chief executive officer. On July 1, 2005, David Hostelley was named chief financial officer. eXegenics’ recent activities have been confined to the evaluation of possible new business opportunities.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included with this Proxy Statement. This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this Proxy Statement contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. When used herein, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions as they relate to our management or us are intended to identify such forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Historical operating results are not necessarily indicative of the trends in operating results for any future period.

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to investments, intangible assets, income taxes, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical Accounting Policies

We believe the following critical accounting policies affect management’s more significant judgments and estimates used in the preparation of our financial statements.

eXegenics considers all non-restrictive, highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. Investments consist of equity securities and are classified as available for sale and reported at their fair values. The realized gains and losses from these investments are reported in current earnings. Unrealized gains and losses from these securities are reported as a separate component of stockholders’ equity and excluded from current earnings.

eXegenics elected to continue to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value based method defined in Statement of Financial Accounting Standards, No. 123, “Accounting for Stock Based Compensation” had been applied. Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of eXegenics common stock at the date of the grant over the amount an employee must pay to acquire the stock.

eXegenics periodically evaluates the collectability of the subscription receivable and adjusts an allowance sufficient to ensure that the net balance is equal to the value of the underlying collateral.

We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event we were to determine that we would be able to realize deferred tax assets in the future in excess of its net recorded amount, an adjustment to the net deferred tax asset would increase income in the period such determination was made. Likewise, should we determine that we would not be able to realize all or part of our net deferred tax asset in the future, an adjustment to the net deferred tax asset would be charged to income in the period such determination was made.

Recent Development

On October 5, 2005, in the matter brought by Abdel Hakim Labidi (one of eXegenics' former employees) against eXegenics, a jury ruled in favor of Dr. Labidi and awarded Dr. Labidi a total of $600,000. Dr. Labidi has moved the court to award attorney fees and interest on the jury's award. eXegenics is awaiting a decision from the Court on this motion. eXegenics is reviewing this matter to determine the validity of appealing the decision of the jury. The final amount due by eXegenics to Dr. Labidi under such judgment is likely to be between $350,000 and $750,000. eXegenics has recorded a provision of $350,000 in the financial statements in September 30, 2006.

Results of Operations and Financial Condition of eXegenics for the three-and-nine month periods ended September 30, 2006 and 2005

The unaudited financial statements of eXegenics included with this Proxy Statement have been prepared in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and, in the opinion of management, reflect all adjustments necessary to present fairly the results of operations for the interim periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading. These financial statements and the notes thereto should be read in conjunction with the financial statements and the notes thereto included in eXegenics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The results for the interim periods are not necessarily indicative of the results for the full fiscal year

Results of Operations -- For the three-months ended September 30, 2006 and 2005

Revenue

There were no revenues for the three months ended September 30, 2006 and September 30, 2005.

General and Administrative Expenses

We incurred general and administrative expenses of $280,000 and $194,000 for the three months ended September 30, 2006 and 2005, respectively, an increase of $86,000 or 44%. The increase is attributable to the following: a $120,000 increase in legal and accounting expense, which includes a $100,000 increase in the reserve for an ongoing litigation with Dr. Labidi. That increase was partially offset by decreases in the following: a $17,000 decrease in director and officer insurance premium expense, a $14,000 decrease in professional consulting fees and a $3,000 decrease in travel expense.

Other Income and Expenses

Other income and expenses was a profit of $112,000 and $1,065,000 for the three months ended September 30, 2006 and 2005, respectively. In 2005 eXegenics sold Javelin Pharmaceuticals, Inc. common stock for $1,039,000. Interest income was $112,000 and $26,000 for the three months ended September 30, 2006 and 2005, respectively. The increase was due to increased interest rates and the increase in cash and cash equivalents as a result of the sale of Javelin Pharmaceuticals, Inc. common stock.

Net Loss

We incurred a net loss attributable to common stockholders of $168,000 and a net profit of $871,000 for the three months ended September 30, 2006 and 2005, respectively. Net loss (profit) per common share was $0.03 and $(0.05) for the three months ending September 30, 2006 and 2005, respectively.

Results of Operations -- For nine months ended September 30, 2006 and 2005

Revenue

There were no revenues for the nine months ended September 30, 2006 and September 30, 2005.

General and Administrative Expenses

We incurred general and administrative expenses of $640,000 and $1,008,000 for the nine months ended September 30, 2006 and 2005, respectively, a decrease of $368,000 or 37%. The decrease is attributable to the following: a $46,000 decrease in leased equipment, a $77,000 decrease in director and officer insurance premium expense, a $20,000 decrease in business travel related expenses, a $264,000 decrease in compensation and overhead expenses, a $5,000 decrease in other taxes paid, a decrease of $3,000 in postal, delivery and office expense and a $73,000 decrease in miscellaneous expense. The decrease was partially offset by increase in the following: a $66,000 increase in legal and accounting expenses (primarily attributable to a $100,000 increase in the reserve for on ongoing litigation with Dr. Labidi), a $3,000 increase in investor relations expense, a $30,000 increase in professional consulting fees and a $21,000 increase in board of director compensation.

Other Income and Expenses

Other income and expenses was a profit of $360,000 and $1,154,000 for the nine months ended September 30, 2006 and 2005, respectively. In 2005 eXegenics sold Javelin Pharmaceuticals, Inc. common stock for $1,039,000. Interest income was $360,000 and $115,000 for the nine months ended September 30, 2006 and 2005, respectively. The increase was due to increased interest rates and the increase in cash and cash equivalents as a result of the sale of Javelin Pharmaceuticals, Inc. common stock.

Net Loss

We incurred a net loss attributable to common stockholders' of $518,000 and $88,000 for the nine months ended September 30, 2006 and 2005, respectively. Net loss per common share was $0.03 and $0.01 for the nine months ending September 30, 2006 and 2005, respectively.

Liquidity and Capital Resources

At September 30, 2006, we had cash and cash equivalents of approximately $8,591,000. During the three months ended Septmber 30, 2006, net cash used in operating activities was $310,000.

Results of Operations and Financial Condition of eXegenics for the fiscal years ended December 31, 2005, 2004 and 2003

Results of Operations -- Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004

Revenues

We recognized $0 from license, research and development revenues during fiscal 2005 and 2004. There was no license, research and development revenue as a result of eXegenics exit from the drug discovery business and termination of related research and development activities. There were no operations in 2005.

Research and Development Expenses

We incurred research and development expenses of $0 during fiscal 2005 and fiscal 2004. This was a result of eXegenics exit from the drug discovery business and termination of related research and development activities.

General and Administrative Expenses

General and administrative expenses for fiscal 2005 were $1,438,000 compared to $2,051,000 for fiscal 2004, a decrease of $613,000 or 42%. General and administrative expenses decreased primarily as a result of the termination of drug discovery operations. Significant variances in fiscal 2005, compared to fiscal 2004, were as follows: professional consulting fees declined by $60,000; headcount related expenses, primarily salaries, travel and entertainment, health insurance, employee relations and office expenses declined by $210,000; investor and public relations expense declined by $44,000; insurance, primarily directors and officers liability insurance, expense declined by $435,000, primarily as a result of a change in insurance carries; tax expense, mainly franchise tax, declined by $49,000; legal fees declined by $61,000; leased equipment declined by $60,000; board of directors fees and travel expenses declined by $110,000; audit fees declined by $35,000; an increase of $250,000 for the reserve established in connection with the lawsuit with Dr. Labidi, which reserve reflects a reasonable estimate of eXegenics' obligation to pay under the judgment; and an increase of $201,000 for the allowance recorded against the subscriptions receivable reflecting eXegenics uncertainty as to its collectability.

Merger, Tender Offers and Consent Solicitation Expenses

In 2005 and 2004, we recognized an aggregate of $0 in expenses related to merger, tender offers and consent solicitation activities.

Expenses Related to Strategic Redirection

As a result of our decision to redirect our business strategy, we incurred $0 and $5,000 in costs associated with expenses from operations terminated in fiscal 2005 and 2004, respectively. Cash disbursements made during fiscal 2004 against a previously established restructuring reserve included $90,000 for severance payments, $87,000 for terminated operating lease obligations, and $16,000 for equipment and facilities relocation. No expenses were recognized in 2005 or 2004 for eXegenics’ strategic redirection.

Interest Income

Interest income for fiscal 2005 was $190,000 as compared to $127,000 for fiscal 2004, an increase of $63,000 or 50%. The increase in interest income was due to higher interest rates and increased investable balances resulting from the appreciation in value and ultimate sale of Javelin Pharmaceuticals, Inc. common stock.

Other Income and Expenses

Other Income and expenses was a profit of $1,062,000 during fiscal year 2005 and $2,000 during fiscal year 2004. The increase was due to the appreciation and sale by eXegenics of Javelin Pharmaceuticals, Inc. common stock.

Net Loss

We incurred net losses of $186,000 during fiscal 2005 and $1,926,000 during fiscal 2004. The decrease in net loss of $1,740,000 or 90% is a result of the aforementioned sale of investments. Net loss per common share for fiscal 2005 was $0.03 and for fiscal 2004 was $0.13.

Results of Operations -- Fiscal Year Ended December 31, 2004 Compared to Fiscal Year Ended December 31, 2003

Revenues

We recognized $0 from license, research and development revenues during fiscal 2004, compared to $13,000 for fiscal 2003, a decrease of $13,000 or 100%. The decrease was a result of eXegenics exit from the drug discovery business and termination of related research and development activities.

Research and Development Expenses

We incurred research and development expenses of $0 during fiscal 2004 and $154,000 during fiscal 2003, a year-to-year decrease of $154,000 or 100%. The decrease was a result of eXegenics exit from the drug discovery business and termination of related research and development activities. Significant contributions to the overall decrease were as follows: $92,000 decrease in research salaries and payroll, $3,000 decrease in expenses for research consultants, $29,000 decline in lease expenses, maintenance and depreciation, $382,000 decrease in research services and materials, $16,000 decrease in travel and entertainment, health insurance and other headcount related expenses and $14,000 decline in laboratory supplies.

General and Administrative Expenses

General and administrative expenses for fiscal 2004 were $2,051,000 compared to $2,938,000 for fiscal 2003, a decrease of $887,000 or 30%. General and administrative expenses decreased primarily as a result of the termination of drug discovery operations. Significant variances in fiscal 2004, compared to fiscal 2003, were as follows: professional consulting fees declined by $410,000, headcount related expenses, primarily salaries, travel and entertainment, health insurance, employee relations and office expenses declined by $85,000, investor and public relations expense declined by $517,000 and insurance, primarily directors and officers liability insurance expense increased by $125,000.

Merger, Tender Offers and Consent Solicitation Expenses

In 2004, we recognized an aggregate of $0 in expenses related to merger, tender offers and consent solicitation activities. This compares to $2,233,000 in expenses related to merger activities during 2003.

Expenses Related to Strategic Redirection

As a result of our decision to redirect our business strategy, we incurred costs of $5,000 in expenses from operations terminated in fiscal 2004, Cash disbursements made during fiscal 2004 against a previously established restructuring reserve included $90,000 for severance payments, $87,000 for terminated operating lease obligations, and $16,000 for equipment and facilities relocation. We recognized $0 in expenses related to strategic redirection in 2004.

Interest Income

Interest income for fiscal 2004 was $127,000 as compared to $174,000 for fiscal 2003, a decrease of $47,000 or 27%. The decrease in interest income was due to lower interest rates and declining investable balances as disbursements were made.

Net Loss

We incurred net losses of $1,926,000 during fiscal 2004 and $5,793,000 during fiscal 2003. The decrease in net loss of $3,867,000 or 67% is a result of the aforementioned changes in our operations. Net loss per common share for fiscal 2004 was $0.13 and for fiscal 2003 was $0.38.

Liquidity and Capital Resources

At December 31, 2005 we had cash, cash equivalents and investments of approximately $8,901,000. During 2005, we used approximately $1,000,000 to fund our operating activities. Restricted cash was pledged as collateral in support of leases of laboratory equipment. In connection with the termination of our drug discovery research programs, we repurchased equipment subject to a capital lease agreement. However, in 2003, when eXegenics was in the process of exiting from the drug discovery business, it was not able to terminate its contractual obligations; it was not able to terminate its lease obligations until August 2005. In August 2005, in conjunction with the return of remaining lease obligations, the lessor of this equipment released $175,000 of the held collateral. In addition, in 2005 eXegenics received proceeds of approximately $1,064,000 from the sale of shares of Javelin Pharmaceuticals, Inc common stock. The impact of maintaining its lease obligations through August 2005, was $46,000 in 2005 and $106,000 in 2004.

eXegenics faces potential liability of $600,000 (exclusive of interest and legal fees, which have been requested by Dr. Labidi, but not yet determined by the Court) in 2006 in connection with the judgment rendered against eXegenics in the lawsuit filed by Dr. Labidi in 2002. In connection with this potential liability eXegenics has recorded a reserve for $250,000.

After taking into account the interest earned on our investments ($25,000 to $30,000 per month) it has been our expectation that we would use between $40,000 and $55,000 per month in 2006 in furtherance of these objectives. This calculation includes $250,000 in the potential liability faced by us in the judgment rendered against us in the suit filed by Dr. Labidi. Our future capital needs are uncertain. We may or may not need additional financing in the future to fund operations. Such a determination would be made when eXegenics adopts a business strategy. As discussed in the Proxy Statement, our current business strategy is to obtain capital from the sale of shares of our common stock, and use the proceeds from such sale to, among other things, explore business and associated growth opportunities. We do not know whether additional financing will be available when needed, or that, if available, we will obtain financing on terms favorable to our stockholders.

Recent Accounting Pronouncement

We believe that the adoption of the following accounting standard will not have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123R, “Share-based Payment.” SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock Based Compensation”, and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R was January 1, 2006, for calendar year companies.

SFAS 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method. Under the “modified prospective” method, compensation cost recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS 123.

Off Balance Sheet Arrangements

There are no off balance sheet arrangements.

Supplementary Financial Information

Selected Quarterly Results (Unaudited)

	Quarter Ended
	March 31	June 30	September 30	December 31	Total Year
2005
Revenues	$—	$—	$—	$—	$—
Net (loss) income	(290,000)	(434,000)	870,000	(332,000)	(186,000)
Loss per share — basic and diluted(a)	(0.03)	(0.03)	0.05	(0.01)	0.03
2004
Revenues	$—	$—	$—	$—	$—
Net loss	(739,000)	(531,000)	(368,000)	(288,000)	(1,926,000)
Loss per share — basic and diluted(a)	(0.06)	(0.03)	(0.02)	(0.02)	(0.13)

(a)
Per common share amounts for the quarters and full year have been calculated separately. Accordingly, quarterly amounts may not add to the annual amount because of differences in the weighted average common shares outstanding during each period due to the effect of the Company’s issuing shares of its common stock during the year.

Quantitative and Qualitative Disclosures About Market Risk

Our exposure to financial market risk, including changes in interest rates, relates primarily to our marketable security investments. We do not believe that a 100 basis point increase or decrease in interest rates would significantly impact our business. We do not have any derivative instruments. We operate only in the United States. We do not have any material exposure to changes in foreign currency exchange rates.

Security Ownership of Certain Beneficial Owners and Management

The table below shows the number of shares of eXegenics common stock and series A preferred stock beneficially owned as of September 30, 2006 by (i) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of either eXegenics common stock or series A preferred stock, (ii) each director of eXegenics, (iii) each of our named executive officers identified in the Summary Compensation Table above; and (iv) all of eXegenics directors and executive officers as a group, as of September 30.

To our knowledge and unless otherwise indicated, each person in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person.

The number of shares beneficially owned by each stockholder is determined under the rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after September 30, 2006 through the exercise of any option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner(1)	Number	Percent of Class(2)	Number	Percent of Class(3)	Percent of all Voting Securities(4)
Bruce Meyers (5)	1,224,277	7.35%	39,051	3.85%	7.20%
J Morton Davis and Rosalind Davidowitz (6).	1,553,900	9.49%	—	—	8.99%
John A. Paganelli (7).	105,000	*	—	—	*
Robert A. Baron (8)	126,800	*	—	—	*
Robert Benou (9)	80,000	*	—	—	*
David Lee Spencer, M.D (10).	854,100	5.14%	—	—	4.88%
David E. Riggs (11)	82,200	*	—	—	*
David Hostelley	—	—	—	—	—
Directors and executive officers as a group (5 persons)	1,238,100	6.84%	—	—	6.54%

*	Less than One Percent.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o eXegenics Inc., 1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York 14534.
(2)
Calculated on the basis of 16,991,101 shares of common stock issued and outstanding as of September 30, 2006 except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership percentage of securities of the holder of such options or warrants. This calculation excludes shares of common stock issuable upon the conversion of series A preferred stock.

(3)	Calculated on the basis of 1,002,017 shares of Series A preferred stock outstanding as of September 30, 2006
(4)
Calculated on the basis of an aggregate of 16,991,101 shares of common stock and 1,002,017 shares of Series A preferred stock issued and outstanding as of September 30, 2006, except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of common stock issuable upon the conversion of Series A preferred stock.

(5)
Mr. Meyers’ address is c/o Meyers Associates, L.P., 45 Broadway, New York, New York 10006. The amount shown for Mr. Meyers includes: 859,645 shares owned by Mr. Meyers; 4,740 shares owned by the Bruce Meyers Keogh (Mr. Meyers owns the Bruce Meyers Keogh); 33,800 shares of eXegenics common stock owned by the Joseph Rita and Bruce Meyers Foundation for Life Inc. (Mr. Meyers is the chairman of the board of the Joseph Rita and Bruce Meyers Foundation for Life); and the following securities owned by Meyers Associates, L.P. of which Mr. Meyers, is an executive officer, the sole shareholder and director of the general partner of Meyers Associates, L.P.: 76,092 shares of common stock, and 250,000 shares of common stock issuable upon the exercise of currently exercisable five-year warrants issued in 2002 to Meyers Associates, L.P. A portion of the shares beneficially owned by Mr. Meyers were obtained for services provided by Meyers Associates, L.P. a registered broker dealer. The services provided by Meyers Associates, L.P. included acting as financial advisor, placement agent and/or underwriter to the Company. The amount shown for Mr. Meyers excludes 39,051 shares of eXegenics’s common stock issuable upon the conversion of 39,051 shares of preferred stock owned by Bruce Meyers. Beneficial ownership information is taken from a Schedule 14A filed on September 15, 2003.

(6)
Beneficial ownership information and the information in this footnote were taken from Schedule 13G filed February 7, 2006. Mr. Davis and Rosalind Davidowitz , are husband and wife. As of December 31, 2005, Mr. Davis may be deemed to beneficially own: (i) 248,000 shares of common stock owned by D.H. Blair Investment Banking Corp. (“Blair Investment”, which is owned by Mr. Davis), and (ii) 1,305,900 shares owned by Rosalind Davidowitz. Mr. Davis’ business address is 44 Wall Street, New York, New York 10005. Ms. Davidowitz’ address is 7 Sutton Place South, Lawrence, New York 11559. As of December 31, 2005, Rosalind Davidowitz may be deemed to beneficially own 1,305,900 shares of common stock owned directly by Rosalind Davidowitz and 248,000 shares of common stock owned by Blair Investment. Ms. Davidowitz has sole power to vote or to direct the disposition of those shares owned by her. Each of Ms. Davidowitz and Mr. Davis do not deem the filing of the aforementioned Schedule 13G as an admission by each of beneficial ownership of the securities owned by the other.

(7)	Ownership consists of 50,000 shares of common stock and options to purchase 55,000 shares of common stock currently exercisable or exercisable within 60 days of September 30, 2006.
(8)	Ownership consists of 71,800 shares of common stock and options to purchase 55,000 shares of common stock currently exercisable or exercisable within 60 days of September 30, 2006.
(9)	Ownership consists of 25,000 shares of common stock and options to purchase 55,000 shares of common stock currently exercisable or exercisable within 60 days of September 30, 2006.
(10)	Ownership consists of 799,100 shares of common stock and options to purchase 55,000 shares of common stock currently exercisable or exercisable within 60 days of September 30, 2006.
(11)
Ownership consists of 7,200 shares of common stock and options to purchase 75,000 shares of common stock currently exercisable or exercisable within 60 days of September 30, 2006. Does not include options to purchase 25,000 shares of common stock not exercisable within 60 days of September 30, 2006.

Summary Compensation Table

The following tables set forth the annual compensation paid to or earned by each person who served as the chief executive officer of eXegenics during the fiscal year ended December 31, 2005 and each of the other executive officers, other than its chief executive officer, who were serving as executive officers of eXegenics at the end of the fiscal year ended December 31, 2005 (our “Named Executive Officers”).

	SUMMARY COMPENSATION TABLE
		Annual compensation				Long-term compensation
						Awards		Payouts
Name and principal position	Year	Salary		Bonus (1)	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
John A. Paganelli, Interim CEO (2)	2005		$12,500	—	$75,000	—	20,000	—	—
	2004	$	---	—	$75,000	—	20,000	—	—
	2003		—	—	—	—	—	—	—
Dr. David Hostelley, CFO (3)	2005		$15,000	—	—	—	—	—	—
	2004		—	—	—	—	—	—	—
	2003		—	—	—	—	—	—	—
David E. Riggs Former President,	2005		$244,000	—	—	—	—	—	—
CEO, CFO and Secretary (4)	2004		$235,000	—	—	—	75,000	—	—
	2003		$190,561	—	—	—	225,000	—	—
Ronald L. Goode, Ph.D.	2005		—	—	—	—	—	—	—
Former President, CEO (5)	2004		$95,751	—	—	—	—	—	—
	2003		$405,000	$105,000	$12,000 (6)	—	—	—	—

(1)	Bonuses paid in the year reported were earned and accrued in the previous year.
(2)
Mr. Paganelli is chairman of the board of directors of eXegenics. Mr. Paganelli became interim chief executive officer of eXegenics on June 29, 2005. The compensation reported under “Other annual compensation” reflects compensation earned by Mr. Paganelli as the chairman of the board of directors.

(3)	Mr. Hostelley became chief financial officer of eXegenics on July 1, 2005.
(4)	Mr. Riggs served as our president and chief executive officer until June 29, 2005.
(5)	Dr. Goode served as our president and chief executive officer until February 23, 2004.
(6)	“Other annual compensation” paid to Dr. Goode during fiscal 2003 consisted of a $12,000 car allowance.

Option Grants in Our Last Completed Fiscal Year

The following table shows grants of stock options that we made during the fiscal year ended December 31, 2005 to each of our executive officers named in the Summary Compensation Table, above.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price($/Share)	Expiration Date	5%	10%
John A. Paganelli	20,000	20%	$.40	Jan. 2015 thru Oct. 2015	$13,031	$20,750

(1)
The options are non-qualified stock options, granted pursuant to the eXegenics amended and restated 2000 stock option plan. Options to purchase 20,000 shares of common stock, at an average exercise price of $0.40 per share, vest immediately on the grant date that ranges from January 1, 2005 through October 1, 2005. These options were granted to Mr. Paganelli as a member of the board of directors.

(2)
In accordance with the rules of the Securities and Exchange Commission, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment with us through the option exercise period, and the date on which the option is exercised.

Aggregated Option Exercises in Last Completed Fiscal Year and Fiscal Year-End Option Values - December 31, 2005

The following table shows information regarding exercises of options to purchase our shares of common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2005. The table also shows the aggregate value of options held by each executive officer named in the Summary Compensation Table as of December 31, 2005. The value of the unexercised in-the-money options at fiscal year end is based on a value of $0.41 per share, the closing price of our stock on the OTC Bulletin Board on December 30, 2005 (the last trading day prior to the fiscal year end), less the per share exercise price.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Paganelli	—	—	40,000	—	$500	N/A
David E. Riggs	—	—	50,000	25,000	N/A	N/A

Compensation of Directors

The chairman of eXegenics board of directors receives a fee of $18,750 per quarter, due the day after the commencement of each calendar quarter for his service. As of July 1, 2005, in consideration for his assumption of additional responsibilities for serving as the chairman of the business opportunities search committee, Robert Baron receives an additional $6,250 per quarter. For additional services provided by Robert Benou and Dr. David Spencer, both directors receive an additional $1,250 per quarter. John A. Paganelli, chairman of the board, receives an additional $6,250 per quarter for assuming additional responsibilities for serving as interim chief executive officer.

Upon joining the eXegenics board, directors are issued 25,000 shares of common stock. The chairman of the board receives an additional 25,000 shares at the time he assumes this role. Members of the board of directors are granted an option to purchase 5,000 shares of eXegenics common stock on the first day of each calendar quarter, with an exercise price equal to the closing trading price of eXegenics common stock on the date of grant. Under the terms of the Stock Purchase Agreement, automatic option grants have been suspended through the closing of the transaction.

On March 22, 2005 the board of directors of eXegenics approved the grant of 50,000 shares of eXegenics common stock to each of John P. Paganelli and Robert Baron contingent upon the closing of a change-in-control transaction, subject to approval by the stockholders of the stock grants and require that each recipient of the stock grant is a member of the eXegenics board of directors at the time of the change-in-control.

For the 12 months ended December 31, 2005 and December 31, 2004, stock options totaling 80,000 and 90,000 shares of common stock were granted to directors pursuant to resolutions of the eXegenics board of directors for services provided by directors, respectively.

You should read the section titled “Interests of eXegenics Executive Officers and Directors in the Stock Sale” at page [___] for a discussion of these interests and the interests of others in the stock sale.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

David E. Riggs, our former president, chief executive officer and chief financial officer, entered into an employment agreement with eXegenics on March 10, 2003. Effective June 30, 2005 eXegenics and Mr. Riggs mutually agreed that he would relinquish his duties as president, chief executive officer and chief financial officer. In July 2005, eXegenics and Mr. Riggs entered into a Separation Agreement. In connection with Mr. Riggs's separation from eXegenics, eXegenics paid Mr. Riggs severance in an amount equal $117,500. Further, Mr. Riggs agreed that the options he held to purchase 225,000 shares of eXegenics common stock granted under the eXegenics nonqualified stock option agreement dated March 10, 2003 shall terminate on September 30, 2005, and that the options he held to purchase 75,000 shares of eXegenics common stock granted under the nonqualified stock option agreement dated March 29, 2004 shall terminate on June 30, 2007. In consideration of the payments made to him under the separation agreement, Mr. Riggs waived and released certain claims that he may have against eXegenics and its officers, directors, agents, attorneys, employees, successors or assigns.

On June 30, 2005, John A. Paganelli, our then chairman, assumed the role of interim chief executive officer.

On July 1, 2005 David F. Hostelley was named chief financial officer of eXegenics pursuant to the terms of a letter agreement between eXegenics and Contract CFO & Accounting, Inc. dated July 20, 2005. The letter agreement is a month-to-month agreement, and either party can terminate the agreement upon 3 business days notice. eXegenics pays Contract CFO & Accounting, Inc. $2,500 a month in consideration for Mr. Hostelley's services to eXegenics, billed and payable on the first of each month. Further, in the event Mr. Hostelley is required to travel on behalf of eXegenics for any reason, eXegenics will be billed $800 per day, plus out-of-pocket expenses. All travel to be pre-approved by the chairman of eXegenics board of directors.

Equity Compensation Plan Information
As of December 31, 2005

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	905,000	$3.37	3,345,000
Equity compensation plans not approved by security holders (1)	290,000	$0.75	N/A

(1)
Consists of the following warrants: Roan-Meyers dated August 13, 2002 to purchase 125,000 shares of our common stock; Roan-Meyers warrants, dated August 13, 2002 to purchase 125,000 shares of our common; and Petkevich & Partners, LLC warrants, to purchase 40,000 shares of our common stock.

We have authorized the issuance of equity securities under the compensation plans described below without the approval of stockholders. No additional options, warrants or rights are available for issuance under any of these plans, except for additional shares which may become purchasable under warrants with anti-dilution protection as noted below. We have either already registered or agreed to register for resale the common stock underlying all of these plans.

Roan-Meyers warrants, dated August 13, 2002: provided common stock purchase warrants in connection with financial advisory services, to purchase 125,000 shares of our common stock at a purchase price of $1.00 per share, with an expiration date of August 13, 2007.

Roan-Meyers warrants, dated August 13, 2002: provided common stock purchase warrants in connection with financial advisory services to purchase 125,000 shares of our common stock at a purchase price of $0.55 per share, with an expiration date of August 13, 2007.

Petkevich & Partners, LLC warrants, dated March 5, 2003, provided common stock purchase warrants in connection with financial advisory services to purchase 40,000 shares of our common stock at a purchase price of $0.58 per share, with an expiration date of March 5, 2008.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

Future Stockholder Proposals

Our bylaws establish the following procedures on how stockholders can propose business to be conducted at a stockholder meeting:

Notice Requirement. A stockholder must provide a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The notice must contain the information specified in the bylaws as to the identity of the stockholder or beneficial owner on whose behalf the proposal is made.

Notice Deadlines. Written notice of a proposal of other business must be delivered to the Secretary not less than 55 nor more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice must be delivered by the close of business on the 10th day after the public announcement of the date of such meeting.

Where to Send. Stockholder proposals must be addressed to the Secretary and mailed to him at eXegenics, Inc., 1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York 14534.

At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.

The SEC has also adopted regulations that govern the inclusion of such proposals in our proxy materials. Stockholder proposals for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2007 must have been received by August 11, 2006. If we are not notified of a stockholder proposal by that date, then the persons appointed as proxies may have discretion to vote against such stockholder proposal, even though the proposal is not discussed in the proxy statement.

Other Business

Under eXegenics’s bylaws, no other items of business may be brought before the special meeting other than those set forth herein.

Representatives of our independent auditor, Rotenberg & Company, LLP, an independent registered public accounting firm, are expected to be present at the special meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

You should rely only on the information contained in this Proxy Statement to vote on the proposals. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated ________, 2006. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than such date.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors

John A. Paganelli,
Interim Chief Executive Officer, Secretary and
Chairman of the Board of Directors

Report of Independent Registered Public Accounting Firm

To the Board of Directors
and Stockholders
eXegenics Inc.

We have audited the accompanying balance sheet of eXegenics Inc. as of December 31, 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eXegenics Inc. as of December 31, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rotenberg & Co., llp

Rotenberg & Co., llp
Rochester, New York
February 27, 2006

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
eXegenics Inc.

We have audited the accompanying balance sheets of eXegenics Inc. (the Company) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eXegenics Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP
Dallas, Texas
February 18, 2005 except for Notes K and
N which are as of April 12, 2005

eXegenics Inc.

BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$8,901,000	$8,734,000
Restricted cash	—	175,000
Marketable securities available for sale	—	1,124,000
Prepaid expenses and other current assets	99,000	35,000
Total current assets	9,000,000	10,068,000
Equipment, net	—	3,000
	$9,000,000	$10,071,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$277,000	$239,000

Stockholders’ equity:
Preferred stock — $.01 par value, 10,000,000 shares authorized; 952,839 and 935,332 shares of Series A convertible preferred issued and outstanding (liquidation value $2,382,000 and $2,338,000)	10,000	9,000
Common stock — $.01 par value, 30,000,000 shares authorized; 16,945,026 and 16,869,031 shares issued	169,000	169,000
Additional paid in capital	68,384,000	68,385,000
Accumulated other comprehensive income	—	1,124,000
Subscriptions receivable, net of reserve	(101,000)	(302,000)
Accumulated deficit	(56,402,000)	(56,216,000)
Treasury stock, 611,200 and 611,200 shares of common stock, at cost	(3,337,000)	(3,337,000)
	8,723,000	9,832,000
	$9,000,000	$10,071,000

See notes to financial statements

eXegenics Inc.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2005	2004	2003
Revenue:
License and research fees	$—	$—	$13,000
Operating expenses:
Research and development	—	—	154,000
General and administrative	1,438,000	2,051,000	2,938,000
Expenses related to strategic redirection	—	—	653,000
Merger, tender offers and consent solicitation expenses	—	—	2,233,000
	1,438,000	2,051,000	5,978,000
Other (income) expenses:
Gain on sale of investments, net	(1,064,000)	—	—
Interest income	(190,000)	(127,000)	(174,000)
Interest expense	2,000	2,000	2,000
	(1,252,000)	(125,000)	(172,000)
Loss before provision (benefit) for taxes	(186,000)	(1,926,000)	(5,793,000)
Provision (benefit) for taxes	—	—	—
Net Loss	(186,000)	(1,926,000)	(5,793,000)
Preferred stock dividend	(234,000)	(223,000)	(207,000)
Net loss attributable to common stockholders	$(420,000)	$(2,149,000)	$(6,000,000)
Basic and diluted loss per common share:	$(0.03)	$(0.13)	$(0.38)
Weighted average number of shares outstanding — basic and diluted	16,271,000	16,050,000	15,690,000

See notes to financial statements

eXegenics Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Convertible				Additional		Reserve on		Accumulated Other	Treasury Stock
	Preferred Stock		Common Stock		Paid in	Subscriptions	Subscp.	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Receivable	Rec	Deficit	Income (Loss)	Shares	Amount	Total
Balance — January 1, 2003	828,023	$8,000	16,184,486	$162,000	67,272,000	(301,000)	—	(48,497,000)	—	511,200	($2,570,000)	16,074,000
Preferred stock converted to common stock	(20,293)	—	20,293	—	—	—	—	—	—	—	—	—
Preferred dividend (stock)	82,834	1,000	—	—	(1,000)	—	—	—	—	—	—	—
Net interest on Subscription Receivable	—	—	—	—	—	(1,000)	—	—	—	—	—	(1,000)
Exercise of stock options	—	—	10,000	—	4,000	—	—	—	—	—	—	4,000
Issuance of shares previously recorded as issuance from Treasury Stock	—	—	100,000	1,000	766,000	—	—	—	—	100,000	(767,000)	—
Value assigned to warrants and options issued for professional services	—	—	—	—	20,000	—	—	—	—	—	—	20,000
Net loss for the year	—	—	—	—	—	—	—	(5,793,000)	—	—	—	(5,793,000)
Balance — December 31, 2003	890,564	9,000	16,314,779	163,000	68,061,000	(302,000)	—	(54,290,000)	—	611,200	(3,337,000)	10,304,000
Preferred stock converted to common stock	(44,252)	(500)	44,252	500	—	—	—	—	—	—	—	—
Preferred dividend (stock)	89,020	500	—	—	(500)	—	—	—	—	—	—	—
Exercise of stock options	—	—	360,000	4,000	188,000	—	—	—	—	—	—	192,000
Compensation related to grant of stock and options to board members	—	—	150,000	1,500	132,000	—	—	—	—	—	—	133,500
Value assigned to warrants and options issued for professional services	—	—	—	—	4,500	—	—	—	—	—	—	4,500
Comprehensive Income:
Net Loss for the year	—	—	—	—	—	—	—	(1,926,000)	—	—	—	(1,926,000)
Unrealized gain on available for sale securities	—	—	—	—	—	—	—	—	1,124,000	—	—	1,124,000
Total comprehensive income	—	—	—	—	—	—	—	—	—	—	—	(802,000)
Balance — December 31, 2004	935,332	$9,000	16,869,031	$169,000	$68,385,000	($302,000)	—	($56,216,000)	$1,124,000	611,200	($3,337,000)	$9,832,000
Preferred stock converted to common stock	(75,995)	—	75,995	—	—	—	—	—	—	—	—	—
Preferred dividend (stock)	93,502	1,000	—	—	(1,000)	—	—	—	—	—	—	—
Accrued Interest on subscription receivable	—	—	—	—	—	(14,000)	—	—	—	—	—	(14,000)
Reserve on stock subscriptions receivable	—	—	—	—	—	—	215,000	—	—	—	—	215,000
Comprehensive Income:
Net Loss for the year	—	—	—	—	—	—	—	(186,000)	—	—	—	(186,000)
Realized gain on available for sale securities	—	—	—	—	—	—	—	—	(1,124,000)	—	—	(1,124,000)
Total comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—
Balance — December 31, 2005	952,839	$10,000	16,945,026	$169,000	$68,384,000	($316,000)	$215,000	($56,402,000)	—	611,200	($3,337,000)	$8,723,000

See notes to financial statements

eXegenics Inc.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net loss	$(186,000)	$(1,926,000)	$(5,793,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,000	5,000	55,000
Non-cash expenses relating to strategic redirection	—	—	171,000
Value assigned to warrants, options and compensatory stock	—	138,000	20,000
Interest accrual on subscriptions receivable	(14,000)	(2,000)	(1,000)
Reserve for subscriptions receivable	215,000	—	—
Gain on Sale of Investments, net	(1,064,000)	—	—
Changes in:
Release of cash restricted for operating lease obligations	175,000	425,000	—
Prepaid expenses and other current assets	(64,000)	569,000	(87,000)
Payment of operating lease obligations	—	(87,000)	—
Accounts payable and accrued expenses	38,000	(712,000)	(201,000)
Net provided by (cash used) in operating activities	(897,000)	(1,590,000)	(5,836,000)
Cash flows from investing activities:
Net sales of equipment	—	—	28,000
Sales of investment securities	1,064,000	—	10,000,000
Net cash provided by investing activities	1,064,000	—	10,028,000
Cash flows from financing activities:
Proceeds from sale of common stock through exercise of options and warrants	—	192,000	4,000
Payment of capital lease obligations	—	—	(202,000)
Net cash provided by (used in) financing activities	—	192,000	(198,000)
Net increase (decrease) in cash and cash equivalents	167,000	(1,398,000)	3,994,000
Cash and cash equivalents at beginning of year	8,734,000	10,132,000	6,138,000
Cash and cash equivalents at end of year	$8,901,000	$8,734,000	$10,132,000
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,000	$2,000	$9,000
Cash paid for Income Taxes	$36,000	—	—
Noncash investing activities:
Investment in Intrac, Inc	—	1,124,000	—

See notes to financial statements

eXegenics Inc.

NOTES TO FINANCIAL STATEMENTS

Note A — The Company

eXegenics Inc., formerly known as Cytoclonal Pharmaceutics Inc. (“eXegenics” or the “Company”), was previously involved in the research, creation, and development of drugs for the treatment and/or prevention of cancer and infectious diseases. During 2004, the Company completed the termination all research activities. All scientific staff and administrative positions were eliminated and all of the Company’s research activities were terminated. Our objective continues to be to redeploy our assets and actively pursue new business opportunities.

Note B — Summary of Significant Accounting Policies

Cash equivalents, restricted cash

The Company considers all non-restrictive, highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents, which amount to $8,901,000 and $8,734,000 at December 31, 2005 and 2004, respectively, consist principally of interest bearing cash deposits. Restricted cash, amounted to $0 at December 31, 2005, and $175,000 at December 31, 2004, consisted of certificates of deposits that are used as collateral for equipment leases.

The Company maintains cash and cash equivalents at several financial institutions which periodically may exceed federally insured amounts. The Company has not experienced any loss in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

Marketable Securities

The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”). SFAS 115 establishes the accounting and reporting requirements for all debt securities and for investments in equity securities that have readily determinable fair values. All marketable securities must be classified as one of the following: held-to-maturity, available-for-sale, or trading. The Company classifies its marketable securities as available-for sale and, as such, carries the investments at fair value, with unrealized holding gains and losses reported in stockholders’ equity as a separate component of accumulated other comprehensive income. The cost of securities sold is determined based on the specific identification method. Realized gains and losses, and declines in value judged to be other than temporary, are included in investment income.

In 2001, the Company entered into a planned merger agreement that was subsequently terminated as a part of a negotiated settlement, it received a convertible subordinated promissory note in the amount of $500,000. In September 2003, this note was converted to 339,736 shares of Innovative Drug Delivery System (“IDDS”) series C preferred stock and as of December 31, 2003, the Company had placed a full valuation allowance on the value of these securities. In late December 2004, the Company was informed that Intrac, Inc. acquired IDDS and all of the Company’s shares in IDDS were to be converted to 345,991 shares of Intrac, Inc. common stock. As of December 31, 2004 the fair value of the Company’s investment in these securities was equal to approximately $1,124,000 and a corresponding unrealized gain is included as a component of other comprehensive income.

During 2005, the Company sold all of its marketable securities, realizing a gain on sale of approximately $1,064,000. These securities consisted of equity securities (common stock) in Javelin Pharmaceuticals, Inc. (formally known as Intrac, Inc.) and were classified as available for sale and reported at their fair values. Realized gains and losses from the sale of investments are reported in current earnings. Unrealized gains and losses from these securities are reported as a separate component of stockholders equity and excluded from current earnings. As of December 31, 2005 and December 31, 2004, the fair value of the Company’s investments was equal to approximately $0 and $1,124,000 with corresponding unrealized gains in 2004 included as a component of other comprehensive income.

Equipment

Equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 5 years. Repairs and maintenance that do not increase the economic useful life of the asset are charged to expense as incurred.

The Company reviews its capital assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In performing the review, the Company uses the undiscounted cash flow method.

Revenue recognition

Revenue from research support agreements is recognized ratably over the length of the agreements. Revenue resulting from contracts or agreements with milestones is recognized when the milestone is achieved. Amounts received in advance of services to be performed or the achievement of milestones are recorded as deferred revenue.

Research and development

Research and development costs are charged to expense as incurred.

Loss per common share

Basic and diluted loss per common share is based on the net loss increased by dividends on preferred stock divided by the weighted average number of common shares outstanding during the year. No effect has been given to outstanding options, warrants or convertible preferred stock in the diluted computation, as their effects would be anti-dilutive. The number of potentially dilutive securities excluded from the computation of diluted loss per share was approximately 2,148,000, 2,325,000 and 3,739,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Stock-based compensation

The Company accounts for stock- based compensation according to Accounting Principles Board Opinion No. 25 and the related interpretations under Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation."

The Company adopted the required disclosure provisions under Statement of Financial Accounting Standards No. 148 and continues to use the intrinsic value method of accounting for stock-based compensation.

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components within the financial statements. Other comprehensive income is comprised of charges to stockholders' equity, other than contributions from or distributions to stockholders, excluded from the determination of net income. The Company's other comprehensive income is comprised of unrealized gains on available for sale marketable securities.

Income Taxes

The Company has applied the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income tax assets and liabilities for the consequences of temporary differences between amounts reported for financial reporting and income tax purposes, including net operating loss carryforwards. SFAS No. 109 requires recognition of a future tax benefit of net operating loss carryforwards and certain other temporary differences to the extent that realization of such benefit is more likely than not; otherwise, a valuation allowance is applied.

Fair value of financial instruments

The carrying value of cash equivalents, accounts payable and accrued expenses approximates their fair value due to the short period to maturity of these instruments.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncement

In May 2005, the FASB issued Statement of Financial Statement Accounting Standards No. 154, “Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). This Statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes that adoption of the provisions of SFAS 154 will not have a material effect on the Company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123R, “Share-based Payment.” SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock Based Compensation”, and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is January 1, 2006, for calendar year companies.

SFAS 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method. Under the “modified prospective” method, compensation cost recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS 123.

The Company currently utilizes a standard option pricing model (i.e., Black -Scholes) to measure the fair value of stock options granted to employees. While SFAS 123R permits entities to continue to use such a model, the standard also permits the use of a “lattice” model. The Company has not yet determined which model it will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

SFAS 123R also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after the effective date. These future amounts cannot be estimated because they depend on, among other things, when employees exercise stock options.

Note C — License Agreements

On September 8, 2004 the Company entered into an Intellectual Property Assignment Agreement to license the Company’s QCT drug discovery technology to NLC Pharma, Inc. (a Delaware corporation based in Israel). Pursuant to the Agreement the Company will receive monies from royalties, licenses or the sale of QCT technology to third parties that are generated by NLC Pharma Inc. The Company did not earn any revenue under this agreement during 2005, nor does it anticipate receiving any revenues from this agreement in future years.

Note D — Equipment

Equipment is summarized as follows:

	December 31,
	2005	2004
Office equipment	$26,000	$26,000
Less accumulated depreciation	(26,000)	(23,000)
Net	$—	$3,000

Note E — Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	December 31,
	2005	2004
Professional fees	$23,000	$39,000
Legal Reserve	250,000	—
Equipment Return Reserve	—	100,000
Delaware Franchise Tax	—	32,000
Other	4,000	68,000
	$277,000	$239,000

Note F — Capital Lease Obligations

During 2005, the Company terminated all capital lease obligations and as a result $175,000 in collateral was released from restriction.

Note G — Stockholders’ Equity

Preferred stock

On January 6, 1992, the Board of Directors designated 4,000,000 shares of preferred stock as Series A convertible preferred stock. The holders of Series A preferred stock are entitled to (i) convert on a one-for-one basis to common stock subject to adjustment, as defined, (ii) voting rights equivalent to voting rights of common stockholders, (iii) receive dividends equal to $.25 per share payable on or about January 15 each year in cash or newly-issued shares of Series A preferred or a combination thereof (iv) liquidation preferences of $2.50 per preferred share. The Company, at its option, has the right to redeem all or any portion of the Series A convertible preferred stock at $2.50 per share plus accrued and unpaid dividends.

During January 2003, the Company elected to pay the required yearly dividend on its Series A convertible preferred stock by issuing additional shares of Series A convertible preferred stock. The Company issued 82,834 shares of Series A convertible preferred stock to satisfy the 10% dividend. In addition, during 2003, 20,293 shares of Series A convertible preferred stock were converted into 20,293 shares of common stock.

During January 2004, the Company elected to pay the required yearly dividend by issuing additional shares of Series A convertible preferred. The Company issued 89,020 shares to satisfy the 10% dividend. In addition, during 2004, 44,252 shares of Series A convertible preferred were converted into 44,252 shares of common stock

During January 2005, the Company elected to pay the required yearly dividend by issuing additional shares of Series A convertible preferred. The Company issued 93,502 shares to satisfy the 10% dividend. In addition, during 2005, 75,995 shares of Series A convertible preferred were converted into 75,995 shares of common stock.

Common Stock

During the second quarter 2004, the Board of Directors adopted a resolution providing for the issuance of shares of the Company’s common stock and the granting of stock options as part of compensation paid to directors for their service to the Company. Upon joining the Board, directors are issued 25,000 shares of common stock. The chairman of the Board receives an additional 25,000 shares at the time he assumes this role. Members of the Board of Directors are granted an option to purchase 5,000 shares of the Company’s common stock on the first day of each calendar quarter, with an exercise price equal to the closing trading price of the Company’s common stock on the date of grant. In the second quarter 2004, the Chairman of the Board was issued 50,000 shares of common stock, Directors were issued 25,000 shares. In the aggregate, 150,000 shares of common stock were issued and recorded at their fair value on the date of grant. No common stock was issued to the Board of Directors in 2005.

Stockholder Rights Plan

On June 9, 2003, the then current Board of Directors adopted a shareholders rights plan. Under the plan, each holder of the Company’s common stock as of the close of business on June 9, 2003 received, as a non-taxable dividend, one right for each share of common stock held. Each right entitles the holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock at an exercise price of $4.50, subject to adjustment. If a person or group acquires beneficial ownership of 15 percent or more of the Company’s common stock, each right will entitle its holder (other than the acquiring person or members of the acquiring group) to purchase, at the right's then current exercise price (initially $4.50), a number of the Company’s shares of common stock having a market value of twice such price (initially $9.00).

In addition, if the Company is acquired in a merger or other business combination transaction after a person has acquired beneficial ownership of 15 percent or more of its common stock, each right will entitle its holder to purchase, at the rights' then current exercise price (initially $4.50), a number of the acquiring company's shares of common stock having a market value of twice such price (initially $9.00). Following the acquisition by a person or group of beneficial ownership of 15 percent of the Company’s common stock and prior to an acquisition of beneficial ownership of 50 percent or more of its common stock the Board of Directors may exchange the rights (other than rights owned by such acquiring person or group, which will have become null and void and nontransferable), in whole or in part, at an exchange ratio of one share of common stock (or one-thousandth of a share of Series B Junior Participating Preferred Stock) per right. The Company may redeem the rights at a price of $.001 per right at any time prior to the time a person has become the beneficial owner of 15% or more of the Company’s outstanding common stock. The rights will expire on June 9, 2013, unless earlier exchanged or redeemed.

Subscriptions receivable

In May 2001, we sold 100,000 shares of common stock to our former President and Chief Executive Officer, Ronald L. Goode, Ph.D., for a purchase price of $3.25 per share, the fair market value at the time of the transaction. Dr. Goode paid the purchase price of $325,000 with $25,000 in cash and issued a $300,000 five-year promissory note to us bearing interest at a rate of 4.71% per annum, with interest payable semi-annually. The 100,000 shares sold to Dr. Goode, serve as collateral to secure the note. The note provides that in the event of a default on the note, as defined in the agreement, Dr. Goode’s obligation to the Company is limited to $65,000 and proceeds from the public sale of the collateralizing stock. Through December 31, 2004, Dr. Goode has made $86,000 in interest payments. A stock certificate for these shares was not issued to Dr. Goode until September 2003. In February 2004, Dr. Goode resigned, thereby terminating his employment agreement with the Company and in 2005 he has failed to make $14,000 in interest payments. In the second quarter 2005, the Company recorded a reserve against the subscription receivable balance so that the net balance is approximately equal to Dr. Goode’s obligation under the note.

Warrants

At December 31, 2005, outstanding warrants to acquire shares of the Company’s common stock are as follows:

Warrant Type	Exercise Price	Expiration Dates	Number of Shares Reserved
Other	$0.55 to $1.00	July 2004-March 2008	290,000

On August 13, 2002 the Company issued warrants to purchase 125,000 shares of its common stock at a purchase price of $1.00 per share, with an expiration date of August 13, 2007, and additional warrants to purchase 125,000 shares of our common stock at a purchase price of $0.55 per share, with an expiration date of August 13, 2007 to Roan/Meyers Associates, L.P. in exchange for financial advisory services. In connection with this exchange, the Company recorded a charge of $91,000 to operations during 2002 using the Black-Scholes option-pricing model.

In March 2003, the Company entered into an agreement with Petkevich & Partners, LLC whereby the Company issued warrants to purchase 40,000 shares of common stock at $0.58 per share expiring on March 5, 2008. These warrants vested during 2003; the Company determined the fair value based on the Black-Scholes option pricing model of these warrants to be approximately $5,000, which was charged to operations during 2003.

The Company did not incur any warrant related expenses in 2004 and 2005.

Stock options

During 1996, the Board of Directors and the stockholders of the Company approved the 1996 Stock Option Plan (the “1996 Plan”) that provides for the granting of incentive and nonstatutory options for up to 750,000 shares of common stock to officers, employees, directors and consultants of the Company. During 1998, the Board of Directors and the stockholders of the Company approved an amendment to the Plan to allow for the granting of an additional 750,000 options. At December 31, 2005 and 2004, 980,000 and 922,000, respectively, options were available for future grant under the 1996 Plan.

During 2000, the Board of Directors and the stockholders of the Company approved the 2000 Stock Option Plan (the “2000 Plan”), which provides for the granting of incentive and nonstatutory options for up to 1,500,000 shares of common stock to officers, employees, directors, independent contractors, advisors and consultants of the Company. The Company subsequently amended the 2000 plan to increase the options available for future grants by 1,250,000 shares and to change the vesting period. At December 31, 2005 and 2004, 2,365,000 and 1,820,000, respectively, options are available for grant under the 2000 Plan.

Options granted under the Plans are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value of the common stock on date of grant, except that the exercise period of options granted to a stockholder owning more than 10% of the outstanding capital stock may not exceed five years and their exercise price may not be less than 110% of the fair value of the common stock at date of grant. For the 1996 Plan, options generally vest 40% after six months of employment and thereafter 20% annually on the anniversary date of the grant. For the 2000 Plan, as a result of an amendment approved by the stockholders in 2001, the vesting period changed from 50% annually on the anniversary date of the grant, to 33 1/3% annually on the anniversary date of the grant. Under the 2000 plan, the Board of Directors has authority to modify the vesting period. Non-employee director options are immediately exercisable on the date of grant.

Stock option activity under the Plans are summarized as follows:

	Year Ended December 31,
	2005		2004		2003
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding at beginning of year	1,100,000	$3.02	2,158,000	$3.02	3,286,855	$4.29
Granted	80,000.40		165,000.82		455,000	0.51
Exercised	—	—	(360,000)	0.53	(10,000)	0.40
Expired	(275,000)	0.72	(863,000)	3.64	(1,573,855)	5.06
Canceled	—	—	—	—	—	—
Options outstanding at end of year	905,000	3.37	1,100,000	3.02	2,158,000	3.02
Options exercisable at end of year	880,000	3.44	971,660	3.32	1,932,000	3.26

The following table presents information relating to stock options outstanding under the plans as of December 31, 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Shares	Weighted Average Exercise Price
$0.40-$2.99	450,000	$1.49	3.48	425,000	$1.45
$3.00-$4.99	305,000	4.27	0.20	305,000	4.27
$5.00-$7.43	40,000	6.75	0.18	40,000	6.75
$7.44-$9.88	110,000	7.45	0.09	110,000	7.45
	905,000			880,000

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if we accounted for our stock option grants under the fair market value method as prescribed by such statement. The fair market value of our stock options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions.

	2005	2004	2003
Risk-free interest rates	3.6% to 4.3%	2.9% to 3.6%	2.5% to 3.5%
Expected option life in years	5	5	5
Expected stock price volatility	63% to 75%	72% to 75%	89% to 105%
Expected dividend yield	0%	0%	0%

The weighted average fair value at date of grant for options granted during 2005, 2004 and 2003 was $0.40, $0.81, and $0.09 per option, respectively. The Company accounts for stock- based compensation according to Accounting Principles Board Opinion No. 25 and the related interpretations under Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." The Company adopted the required disclosure provisions under Statement of Financial Accounting Standards No. 148 and continues to use the intrinsic value method of accounting for stock-based compensation.

	Year Ended December 31,
	2005	2004	2003
Net loss attributable to common stockholders as reported	$(420,000)	$(2,149,000)	$(6,000,000)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(11,000)	(32,000)	(154,000)
Pro forma net income	$(431,000)	$(2,181,000)	$(6,154,000)
Earnings per share:
Basic and diluted-as reported	$(0.03)	$(0.13)	$(0.38)
Basic and Diluted-pro forma	$(0.03)	$(0.14)	$(0.39)

The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair market value estimates, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair market value of our stock options.

Note H — Income Taxes

At December 31, 2005 and 2004, the Company had approximately $53,080,000 and $51,041,000 of net operating loss carry forwards and $491,000 and $521,000 of research and development credit carry forwards, respectively, for federal income tax purposes that expire in years 2006 through 2022.

At December 31, 2005 and 2004, the Company had a deferred tax asset of approximately $18,541,000 and $19,521,000 respectively, representing the benefits of its net operating loss and research and development credit carry forwards and certain expenses not currently deductible for tax purposes, principally related to the granting of stock options and warrants, and non-cash reorganization and merger expenses. The Company’s deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The difference between the statutory tax rate of 34% and the Company’s effective tax rate is principally due to the increase (decrease) in the valuation allowance of ($980,000) (2005), $644,000 (2004), and $1,902,000 (2003). The Company’s ability to utilize its carry forwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

Note I — Commitments and Other Matters

Leases

The Company leases office space from RFG Associates, an entity in which John A. Paganelli, chairman of the Board of Directors of the Company is an equity owner. The lease provides for a monthly rent of $625 and is cancelable by either party upon thirty (30) days notice. Rent expense, prior to any reorganization expense, was approximately $11,000, $20,000, and $238,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Legal Proceedings

Weiss Litigation.

On May 15, 2003, The M&B Weiss Family Limited Partnership of 1996 filed a lawsuit in the Delaware Court of Chancery, purportedly as a class action on behalf of all other similarly situated stockholders of the Company, against the Company, as a nominal defendant, and former directors: Joseph M. Davie, Robert J. Easton, Ronald L. Goode and Walter Lovenberg, (collectively referred to as the “Individual Defendants”), and purportedly as a derivative action on behalf of the Company against the Individual Defendants (the “Weiss Litigation”). On April 12, 2005 the judge, in a ruling from the bench, dismissed the matter with prejudice.

Labidi Proceeding.

On October 5, 2005, in the matter brought by Abdel Hakim Labidi (one of our former employees) against the Company, a jury ruled in favor of Dr. Labidi determining that the Company converted certain biological research materials owned by Dr. Labidi, and the Company committed theft of biological materials owned by Dr. Labidi. The jury awarded Dr. Labidi a total of $600,000. The Company is reviewing this matter to determine the validity of appealing the decision of the jury. The final amount due by the Company to Dr. Labidi under such judgment is likely to be between $250,000 and $750,000, however the Company has recorded a provision of $250,000 in the financial statements.

2110 Research Row, Ltd. Proceeding.

On December 31, 2003, the termination date of our lease agreement, we vacated 19,300 square feet of office and laboratory space that we occupied at 2110 Research Row, Dallas, Texas. 2110 Research Row, Ltd. (the “Landlord”) acquired this property in April 2002. The Landlord contends he is owed payments that we believe to be outside the terms of the lease agreement or waived by the previous landlord. In October 2003, we filed suit against the Landlord and 9000 Harry Hines, Inc., in a Dallas County District Court. The Company, as tenant, and the Landlord were parties to a lease agreement (“Lease Agreement”) dated October 1, 1991, as amended.  On March 19, 2004, we entered into a settlement agreement with the Landlord, whereby we made a $33,000 payment to the Landlord, dismissed the suit with prejudice and entered into a mutual release of any and all claims by all parties. On April 9, 2004, the Landlord and the Company filed an Agreed Order Of Dismissal With Prejudice in The District Court, 134th Judicial District, Dallas County Texas.

Employment agreements

David Hostelley

On July 1, 2005 David Hostelley was named Chief Financial Officer of the Company. The Company’s agreement with Mr. Hostelley calls for him to receive $2,500 per month, and his employment is terminable by either side upon written notice.

Related party transactions

John Paganelli

In January 2004, the Company entered into a lease agreement for office space with RFG Associates, an entity in which John A. Paganelli, chairman of the Board of Directors of the Company is an equity owner. The lease provides for a monthly rent of $625 and is cancelable by either party upon thirty (30) days notice.

Note J — 401(k) Plan

The Company had maintained a defined contribution 401(k) plan available to eligible employees but discontinued this plan during 2003. Employee contributions were voluntary and were determined on an individual basis, limited to the maximum amount allowable under federal tax regulations. The Company made no contributions during 2005, 2004, and 2003.

Note K — Quarterly Results (Unaudited)

	Quarter Ended
	March 31	June 30	September 30	December 31	Total Year
2005
Revenues	$—	$—	$—	$—	$—
Net (loss) income	(290,000)	(434,000)	870,000	(332,000)	(186,000)
Loss per share — basic and diluted(a)	(0.03)	(0.03)	0.05	(0.01)	0.03
2004
Revenues	$—	$—	$—	$—	$—
Net loss	(739,000)	(531,000)	(368,000)	(288,000)	(1,926,000)
Loss per share — basic and diluted(a)	(0.06)	(0.03)	(0.02)	(0.02)	(0.13)

(a)
Per common share amounts for the quarters and full year have been calculated separately. Accordingly, quarterly amounts may not add to the annual amount because of differences in the weighted average common shares outstanding during each period due to the effect of the Company’s issuing shares of its common stock during the year.

PART I. FINANCIAL INFORMATION
Item 1.    Financial Statements:
eXegenics Inc.
BALANCE SHEETS
(in thousands except share data)
	September 30,	December 31,
	2006	2005
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$8,591	$8,901
Prepaid expenses and other current assets	237	99
Total current assets	8,828	9,000

Total assets	$8,828	$9,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$382	$277
Total current liabilities	382	277

Total liabilities	$382	$277

Stockholders’ equity:
Preferred stock - $.01 par value, 10,000,000 shares authorized; 1,002,017 and 952,839 shares of Series A convertible preferred issued and outstanding (liquidation value $ 2,505,000 and $2,382,000)	10	10
Common stock - $.01 par value, 30,000,000 shares authorized; 16,991,101 and 16,945,026 shares issued and outstanding	170	169
Additional paid-in capital	68,386	68,384
Subscriptions receivable, net of reserve	(101)	(101)
Accumulated deficit	(56,682)	(56,402)
Treasury stock, 611,200 shares of common stock, at cost	(3,337)	(3,337)

Total stockholders’ equity	8,446	8,723

Total liabilities and stockholders’ equity	$8,828	$9,000

See Notes to Financial Statements.

eXegenics Inc.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)

Revenue:	$-	$-	$-	$-

Operating Expenses:	-	-
General and administrative	280	194	640	1,008
	280	194	640	1,008

Operating loss	(280)	(194)	(640)	(1,008)

Other (income) expense	(112)	(1,065)	(360)	(1,154)

Income (loss) before provision (benefit) for taxes	(168)	871	(280)	146
Provision (benefit) for taxes	-	-	-	-
Net Income (loss)	(168)	871	(280)	146
Preferred stock dividend	-	-	(238)	(234)

Net income (loss) attributable to
to common shareholders	(168)	871	(518)	(88)

Net income (loss) per share-basic and diluted	(0.03)	0.05	(0.03)	(0.01)

Weighted average number of
shares outstanding - basic and diluted	16,380	16,267	16,366	16,265

See Notes to Financial Statements.

eXegenics Inc.
STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2006	2005
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(280)	$146
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	-	2
Reserve for Subscription Receivable	-	201
Compensation expense - Stock Options	3	-
Changes in:
Restricted Cash	-	175
Prepaids and other assets	(138)	(87)
Accounts payable and accrued expenses	105	(217)
Net cash used in operating activities	(310)	220

NET CHANGE IN CASH	(310)	220
Cash and cash equivalents at beginning of period	8,901	8,734

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,591	$8,954

See Notes to Financial Statements.

eXegenics Inc.

NOTES TO FINANCIAL STATEMENTS
(1)	Financial Statement Presentation

The unaudited financial statements of eXegenics Inc., a Delaware corporation (the “Company”), included herein have been prepared in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and, in the opinion of management, reflect all adjustments necessary to present fairly the results of operations for the interim periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading. These financial statements and the notes thereto should be read in conjunction with the financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The results for the interim periods are not necessarily indicative of the results for the full fiscal year.

(2)	Cash and Cash Equivalents

The Company considers all non-restrictive, highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents, which amount to $8,591,000 and $8,901,000 at September 30, 2006 and December 31, 2005, respectively, consist principally of interest-bearing cash deposits.

(3)	Loss Per Common Share

Basic and diluted loss per common share is based on the net loss increased by dividends on preferred stock divided by the weighted average number of common shares outstanding during the period. No effect has been given to outstanding options, warrants or convertible preferred stock in the diluted computation, as their effect would be antidilutive.

(4)	Share-Based Compensation

During the nine months ended September 30, 2006, the stock option activity under our 1996 Stock Option Plan and 2000 Stock Option Plan (collectively the “Stock Option Plans”), was as follows:

	Weighted Average Price	Number of Shares	Weighted Average Remaining Contractual Term (In Years)

Outstanding, January 1, 2006	$3.37	905,000
Granted	0.40	60,000
Canceled or Expired	4.31	(670,000)
Forfeited	-	-
Exercised	-	-

Outstanding, September 30, 2006	$0.62	295,000	8.28

Options exercisable as of September 30, 2006		295,000	8.28

eXegenics Inc.

NOTES TO FINANCIAL STATEMENTS - (Continued)

Under the Stock Option Plans, 3,955,000 shares of our Common Stock are available for issuance. Options outstanding and exercisable were granted at a stock option price, which was not less than the fair market value of our Common Stock on the date the option was granted and no option has a term in excess of ten years. Additionally, options vested and became exercisable either on the date of grant or commencing one or two years from the option grant date.

In December 2004, Financial Accounting Standards Board issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R” or the “Statement”). This Statement is a revision of SFAS No. 123, Accounting Principles Board Option No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and its related implementation guidance. On January 1, 2006, we adopted the provisions of SFAS No. 123R using the modified prospective method. SFAS No. 123R focuses primarily on accounting transactions in which an entity obtains employee or similar services in share-based payment transactions. The Statement requires entities to recognize compensation expense for awards of equity instruments to employees or employee equivalents based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation expense to be reported as financing cash flows, rather than as an operating cash flow as prescribed under the prior accounting rules. This requirement reduces net operating cash flows and increases net financing cash flows in periods after adoption. Total cash flow remains unchanged from what would have been reported under prior accounting rules.

Prior to the adoption of SFAS No. 123R, we followed the intrinsic value method in accordance with APB No. 25 to account for our employee stock options. Accordingly, no compensation expense was recognized for the issuance of stock options under any of our Stock Option Plans for periods ended prior to January 1, 2006. The adoption of SFAS No. 123R primarily resulted in a change in our method of recognizing the fair value of share-based compensation. Specifically, the adoption of SFAS No. 123R will result in our recording compensation expense for employee stock options.

The pre-tax share-based employee compensation expense recorded in the 2006 third quarter was approximately $3,000. Such expense resulted solely from the estimated value to be recognized from the share-based payments of options granted to our board of directors. The options outstanding at December 31, 2005 did not and will not impact 2006 consolidated results of operations and financial positions since substantially all option-holders were fully vested in such options at December 31, 2005.

The fair market value of the shared-based payments made in the third quarter of 2006 was estimated using Black -Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	5.1%
Expected volatility	19.6%
Weighted average expected life (in years)	5.0
Dividend yield	0%

eXegenics Inc.

NOTES TO FINANCIAL STATEMENTS - (Continued)

Results for 2005 third quarter have not been restated. Had compensation expense for employee stock options granted under our Stock Option Plans been determined based on fair value at the grant date consistent with SFAS No. 123, our net income and earnings per share for the 2005 first quarter would have been the pro forma amounts indicated below:

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2005	2005

Net income (loss) attributable to common stockholders as reported	$871	$(88)

Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(4)	(1)

Pro forma net income (loss)	$867	$(89)

Earnings per share:

Basic and diluted-as reported	$0.05	$(0.01)

Basic-pro forma	$0.05	$(0.01)

(5)	Dividends

During the nine month periods ended September 30, 2006 and September 30, 2005, 10% preferred stock dividends were declared equal to $238,000 and $234,000 respectively. These dividends were paid through the issuance of 95,253 and 93,502 additional shares of Series A preferred stock, respectively.

(6)	Subscriptions Receivable

In May, 2001, the Company entered into a limited recourse note and pledge agreement with a former President and Chief Executive Officer (Dr. Ronald Goode) in connection with a stock subscription arrangement. The amount of this note is $300,000 plus 4.71% interest paid on a semi-annual basis. Dr. Goode failed to make the semi-annual interest payment since May 2005 and principal due May 2006. During the second quarter period ended June 30, 2005, the Company created a reserve and the subscription receivable balance on September 30, 2006 is presented net, equal to the value of the underlying collateral. On October 30, 2006, the Company reached agreement with Dr. Goode concerning the cancellation of the subscription agreement and note in consideration for the assignment to the Company of the 100,000 shares of common stock underlying the subscription.

eXegenics Inc.

NOTES TO FINANCIAL STATEMENTS - (Continued)

(7)	Recently Issued Accounting Standards

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3” (SFAS 154”). This Statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes that adoption of the provisions of SFAS 154 will not have a material effect on the Company’s financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 157, "Fair Value Measurements”. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008. The Company is currently evaluating the impact of SFAS 157 on its financial statements.

ANNEX A

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of August 14, 2006, is made by and between eXegenics, Inc. a Delaware corporation (the “Company”), and the Investors listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

A.    The Investors desire to acquire from the Company, and the Company desires to issue and sell to the Investors, in the manner and on the terms and conditions hereinafter set forth, shares of Common Stock of the Company.

B.    In connection with the Investors’ purchase of the Common Stock, the Company and the Investors desire to establish certain rights and obligations between themselves.

AGREEMENTS

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

SECTION 1. DEFINITIONS.

The following terms when used in this Agreement have the following respective meanings:

“Affiliate” means with respect to any Person, any (i) officer, director, partner or holder of more than 10% of the outstanding shares or equity interests of such Person, (ii) any Relation of such Person, or (iii) any other Person which directly or indirectly Controls, is controlled by, or is under common control with such Person. A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the “Controlled” Person, whether through ownership of voting securities, by contract, or otherwise.

“Business Day” means a day other than Saturday, Sunday or statutory holiday in the State of New York and in the event that any action to be taken hereunder falls on a day which is not a Business Day, then such action shall be taken on the next succeeding Business Day.

“Bylaws” means the Bylaws of the Company.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended and as on file with the Secretary of State of the State of Delaware on the date of this Agreement.

“Closing” has the meaning set forth in Section 3.1 hereof.

“Closing Date” has the meaning set forth in Section 3.1 hereof.

“Common Stock” means shares of the common stock, $.01 par value, of the Company.

“Company Stockholder Approval” means, collectively, the approval, by the requisite vote of the Stockholders of the Company, of (i) the proposed amendment to the Certificate of Incorporation of the Company increasing the number of shares of Common Stock that the Company shall be authorized to issue and (ii) the consummation of the transaction contemplated by this Agreement.

“Goode Matter” means the subscriptions receivable from Ronald L. Goode, all as more particularly described in the SEC Filings.

“Governmental Authority” means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.

“Initial Purchase Price” means the sum of $8,613,000, which amount reflects the Stockholders’ Equity of the Company at June 30, 2006.

“Investors Voting Agreement” means a written agreement executed by the Investors, in a form reasonably satisfactory to the Company, pursuant to which each Investor agrees, for a period of three (3) years after the Closing Date, to vote its shares of capital stock of the Company in favor of the election to the board of directors of the Company of John Paganelli and Robert Baron, or their respective successors, as more particularly described in the Investors Voting Agreement.

“Knowledge” as to the Company means the actual knowledge of the officers of the Company after due and diligence inquiry of the employees or agents of the Company reasonably believed to have knowledge of such matters.

“Labidi Matter” means the matter brought by Abdel Hakim Labidi against the Company, all as more particulary described in the SEC Filings.

“Lien” means any mortgage, lien, pledge, security interest, easement, conditional sale or other title retention agreement, or other encumbrance of any kind.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Material Adverse Effect” means a change or effect in the condition (financial or otherwise), properties, assets, liabilities, rights, operations or business of the Company which change or effect, individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, liabilities, rights, operations or business.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, or Governmental Authority.

“Proxy Statement” means the proxy statement for the Stockholders Meeting, together with any amendments or supplements thereto.

“SEC” means the Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.2(d) hereof.

“Series A Preferred Shares” means shares of the Series A Preferred Stock, par value $.01 per share, of the Company.

“Stockholders” mean the record holders of shares of capital stock of the Company.

“Stockholders’ Equity” means, as of any date, the amount determined by subtracting the liabilities of the Company as of such date from the assets of the Company, all as determined in accordance with generally accepted accounting principles applied on a consistent basis (“GAAP”), provided, however, in any event, any expenses of the Company associated with the transactions contemplated by this Agreement, including the procurement of a fairness opinion by the Company, will, to the extent not paid as of the date of determination of Stockholders Equity, be accrued as a liability of the Company.

“Stockholders Meeting” means the special meeting of the stockholders of the Company held for purposes of considering an amendment to the Company’s Certificate of Incorporation and the issuance of the Common Stock.

“Stockholders Voting Agreement” means a written voting agreement executed by the holders of shares of voting stock of the Company, in a form reasonably acceptable to the Investors, pursuant to which each stockholder agrees to vote all shares of Common Stock owned by them in favor of the transactions included in the Company Stockholder Approval.

SECTION 2. PURCHASE AND SALE OF COMMON STOCK.

2.1    Issuance and Purchase of Common Stock. At the Closing, based upon the representations, warranties, covenants and agreements of the parties set forth in this Agreement, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, an aggregate of 19,440,491 shares of the Common Stock to be allocated among the Investors as provided in Exhibit A attached hereto. At the Closing, the Company will issue and deliver to each of the Investors a stock certificate registered in the name of the Investor representing the number of shares of the Common Stock, against payment of the Initial Purchase Price therefore, listed next to each such Investors name on Exhibit A hereto. The shares of Common Stock issued to the Investors will, in the aggregate, equal fifty-one percent (51%) of the outstanding capital stock of the Company on the Closing Date, on a fully-diluted basis, after giving effect to the conversion or exercise of all convertible instruments and securities. Without limitation, this calculation shall take into account any shares of Common Stock issuable upon conversion of outstanding shares of the Company’s Series A Preferred Stock and any shares of Common Stock issuable upon the exercise of outstanding options or warrants to purchase shares of Common Stock.

2.2    Consideration for Common Stock. The purchase price for the Common Stock shall be the Stockholders’ Equity of the Company at the Closing Date. The Investors shall pay to the Company, on the Closing Date, the Initial Purchase Price, and the Initial Purchase Price shall be subject to adjustment as set forth in Section 2.3. The Investors will pay the Initial Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company.

2.3    Adjustment to Purchase Price. The final purchase price will be in an amount equal to Stockholders’ Equity at the Closing Date and will be determined as follows:

(a)    The Company will prepare a balance sheet of the Company, in accordance with GAAP consistently applied, as of the Closing Date, including a computation of Stockholders’ Equity as of the Closing Date (the “Closing Date Balance Sheet”) and will deliver the Closing Date Balance Sheet to the Investors within sixty (60) days after the Closing Date. Such Closing Date Balance Sheet shall, if the Labidi Matter and/or the Goode Matter have not been resolved, include reserves reflecting the maximum potential liability of the Company in connection with any such unresolved matter. If, within thirty days following delivery of the Closing Date Balance Sheet to the Investors, the Investors have not given the Company notice of their objection to the Closing Date Balance Sheet (such notice must contain a statement of the basis of the Investors’ objection), then the Stockholders’ Equity reflected in the Closing Date Balance Sheet will be used in determining the purchase price. If the Investors give such notice of objection, then the Investors and the Company shall use reasonable efforts to resolve any such dispute. If the Company and the Investors are unable to finally resolve such dispute within ten (10) days after the

Company’s receipt of the Investors’ notice of objection, then the dispute shall be resolved by an independent certified public accounting firm that is reasonably acceptable to the Company and the Investors (the "Independent Accounting Firm") considering recent past, current and anticipated future engagements. The Company and the Investors shall retain the Independent Accounting Firm within ten (10) days of the end of the ten (10) day period for the Company and Investors to resolve their dispute. The determination of the Independent Accounting Firm shall be made as promptly as practicable, but in no event more than 15 days after such matter(s) has been submitted to the Independent Accounting Firm, and shall be final and binding on the Company and the Investors. The fees and expenses of the Independent Accounting Firm shall be borne by the party found to be incorrect with regard to the objections. If both parties are found to be partially incorrect with regard to the objections, then the fees and expenses of the Independent Accounting Firm shall be shared proportionately by the parties based upon the amount the objections successfully contested by the Investors bears to the total of the objected amounts submitted to the Independent Accounting Firm.

(b)    On the tenth business day following the final determination of the Stockholders’ Equity at the Closing Date, if that amount is greater than the Initial Purchase Price, the Investors will pay the difference to the Company, and if the final Stockholders’ Equity at the Closing Date is less than the Initial Purchase Price, the Company will pay the difference to the Investors, based on the portion of the aggregate purchase price paid for the Common Stock by each Investor (as set forth on Exhibit A). All payments must be made in immediately available funds.

(c)    In the event that the Closing Date Balance Sheet included additional reserves for the Labidi Matter or the Goode Matter and if, prior to December 31, 2006, the Company subsequently resolves such matters for an amount or amounts less than the amounts reserved on the Closing Date Balance Sheet, then the Investors shall pay to the Company, in the form of additional purchase price, an amount equal to the difference between the actual amount paid or incurred by the Company and the amount of the reserve in the Closing Date Balance Sheet, such payment to be made within ten (10) days’ of receipt of written notice from the Company.

SECTION 3. THE CLOSING.

3.1    Closing. The closing of the issuance and sale of the Common Stock pursuant to Section 2.1 hereof and certain of the other transactions contemplated hereby (the “Closing”) will take place at 9:00 A.M. at the offices of the Company located at 1250 Pittsford-Victor Road, Pittsford, New York, on the next business day (or such later date as the parties hereto may agree) following the later of (i) the Stockholders Meeting or (ii) the satisfaction or waiver of the conditions set forth in Article 6 hereof, (the “Closing Date”), or at such other time or place as the parties mutually agree.

3.2    Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investors the following items (in addition to any other items required to be delivered to the Investors pursuant to any other provision of this Agreement):

(a)    certificates representing the shares of Common Stock being issued and sold by the Company to the Investors pursuant to Section 2.1 hereof, duly recorded on the books of the Company in the names of each of the Investors as set forth in Exhibit A; and

(b)    a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company dated within five days prior to the Closing Date.

3.3    Deliveries by the Investors. At the Closing, each of the Investors shall deliver or cause to be delivered to the Company the following items (in addition to any other items required to be delivered to the Company pursuant to any other provision of this Agreement): payment by wire transfer of immediately available funds necessary to satisfy each Investor’s obligations to the Company under Section 2.2 hereof and to insure payment to the Company of the Initial Purchase Price.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

4.1    Representations and Warranties of the Company. In order to induce each of the Investors to purchase the Common Stock that it is purchasing hereunder, the Company represents and warrants to the Investors that:

(a)    Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted. The Company does not own any equity interest, directly or indirectly, in any other Person or business enterprise. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect upon its assets, properties, financial condition, results of operations or business.

(b)    Capitalization. At the date of this Agreement, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which 16,991,101 shares are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, of which 4,000,000 shares have been designated Series A Preferred Stock, of which 1,002,017 shares are issued and outstanding, and (iv) 6,000,000 shares of undesignated Preferred Stock, none of which are issued and outstanding. The Company has no other equity securities of any class issued, reserved for issuance or outstanding. Except as set forth below, there are (x) no outstanding options, offers, warrants, conversion rights, contracts or other rights to subscribe for or to purchase from the Company, or agreements obligating the Company to issue, transfer, or sell (whether formal or informal, written or oral, firm or contingent), shares of capital stock or other securities of the Company (whether debt, equity, or a combination thereof) or obligating the Company to grant, extend, or enter into any such agreement and (y) no agreements or other understandings (whether formal or informal, written or oral, firm or contingent) which require or may require the Company to repurchase any of its Common Stock. There are no preemptive or similar rights with respect to the Company’s capital stock. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders). The Company is not a party to, and to the Knowledge of the Company no Stockholder is a party to, any voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of the Company, or any agreement with respect to the transferability, purchase or redemption of any shares of the capital stock of the Company. The issue and sale of the Common Stock to the Investors will not obligate the Company to issue any shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The outstanding Series A Preferred Shares and the outstanding Common Stock are all duly and validly authorized and issued, fully paid and nonassessable. At June 30, 2006, there were: 1,002,017 shares of common stock reserved for issuance upon conversion of Series A Preferred Stock; 295,000 shares reserved for issuance upon exercise of outstanding stock options; 290,000 shares reserved for issuance upon exercise of outstanding warrants; and 100,000 shares reserved for issuance in connection with stock bonuses.

(c)    Capacity of the Company; Authorization; Execution of Agreements. The Company has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. Subject to the Company Stockholder Approval, as contemplated by this Agreement, the execution and delivery of this Agreement by the

Company, and the performance by the Company of the transactions and obligations contemplated hereby, including, without limitation, the issuance and delivery of the shares of Common Stock to the Investors hereunder, have been duly authorized by all requisite action of the Company. This Agreement has been duly executed and delivered by a duly authorized officer of the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(d)    Status of shares of Common Stock. The Common Stock to be issued and purchased hereunder, when issued by the Company to the Investors and paid for by the Investors pursuant to the terms of this Agreement, will (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be issued in compliance with all applicable United States federal and state securities laws, (iii) subject to restrictions under this Agreement, and applicable United States federal and state securities laws, have the rights and preferences set forth in the Certificate of Incorporation, and (iv) be free and clear of all Liens.

(e)    Conflicts; Defaults. Subject to the Company Stockholder Approval, as contemplated by this Agreement, the execution and delivery of this Agreement by the Company and the performance by the Company of the transactions and obligations contemplated hereby and thereby to be performed by it will not (i) violate, conflict with, or constitute a default under any of the terms or provisions of, the Certificate of Incorporation, the Bylaws, or any provisions of, or result in the acceleration of any obligation under, any Contract, note, debt instrument, security agreement, or other instrument to which the Company is a party or by which the Company, or any of its assets is bound; (ii) result in the creation or imposition of any Liens or claims upon the Company’s assets or upon the Company’s Shares; (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Company; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. The Company is not presently in violation of its Certificate of Incorporation or Bylaws.

(f)    SEC Filings. The SEC Filings, when filed, complied in all material respects with the requirements of the 1934 Act, did not, as of the dates when filed, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The SEC Filings are all of the filings that the Company was required to file with the SEC during the periods covered thereby and all such filings were made on a timely basis when due. The financial statements of the Company included in the SEC Filings complied in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods covered by such financial statements, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and for the periods indicated, and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject and which are required to be disclosed pursuant to the 1934 Act are included as part of or specifically identified in the SEC Filings.

(g)    Material Changes. Since the date of the latest audited financial statements included within the SEC Filings, except as specifically disclosed in the SEC Filings, (i) there has been no event that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP as required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Filings (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate.

(h)    Absence of Litigation. Except as described in the SEC Filings, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company.

(i)    Brokers, Finders, and Agents. The Company is not, directly or indirectly, obligated to anyone acting as broker, finder, or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. No Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Company or the Investors for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Company.

(j)    Application of Takeover Protections. Except as provided in Delaware General Corporation Law Section 203 (“GCL 203”), there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation or Bylaws that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation, as a result of the Company’s issuance of the Common Stock and the Investors’ ownership of the Common Stock.

(k)    Disclosure. All disclosure materials provided to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct in all material respects and as otherwise contemplated in this Agreement and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor makes or has made (i) any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.2 or (ii) any statement, commitment or promise to the Company or any of its representatives which is or was an inducement to the Company to enter into this Agreement.

4.2    Representations and Warranties of the Investors. Each of the Investors hereby severally, but not jointly, represents and warrants to the Company that:

(a)    Investment Intent. The Common Stock to be purchased by the Investor hereunder is being purchased for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. The Investor understands that the Common Stock has not been registered under the 1933 Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and/or the provisions of Rule 506 of Regulation D promulgated thereunder, and under the securities laws of applicable states and agrees to deliver to the Company, if requested by the Company, an investment letter in customary form. The Investor further understands that the certificates representing the Common Stock will bear a legend substantially similar to the following and agrees that it will hold such Common Stock subject thereto:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACTS AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

(b)    Capacity of the Investor; Execution of Agreement. The Investor has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by the Investor of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate or individual, as the case may be, action of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding agreement of the Investor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(c)    Accredited Investor. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

(d)    Suitability and Sophistication. The Investor has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Common Stock; (ii) independently evaluated the risks and merits of purchasing the Common Stock and has independently determined that the shares of Common Stock are a suitable investment for it; and (iii) sufficient financial resources to bear the loss of its entire investment in the Common Stock. The Investor has had an opportunity to review: the Company’s Annual Report on Form 10-K for the year ended December 31, 2005; the Company’s definitive proxy statement filed in connection with its annual meeting held January 6, 2006; and other filings made by the Company under Section 13(a) of the Exchange Act since January 1, 2004 (the “SEC Filings”). The Investor acknowledges that it has had the opportunity to ask questions and receive answers concerning the Company and the Common Stock.

(e)    Brokers, Finders, and Agents. The Investor is not, directly or indirectly, obligated to anyone acting as broker, finder, or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. No Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Investor.

(f)    Nationality; Residence. The Investor is a citizen of the United States of America and a resident of the state set forth underneath such Investor’s name on Exhibit A attached to this Agreement.

4.3    Rule 144. Each of the Investors acknowledges that the Common Stock must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. Each of the Investors is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

SECTION 5. COVENANTS OF THE PARTIES.

5.1    Commercially Reasonable Efforts. Subject to the terms and conditions hereof, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any Person and/or any Governmental Authority in order to consummate any of the transactions contemplated by this Agreement, (ii) executing and delivering such other documents, instruments and agreements as any party hereto shall reasonably request, and (iii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to vigorously defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Authority vacated or reversed. Notwithstanding the foregoing, in no event shall any party have any obligation, in order to consummate the transaction, to (a) take any action(s) that would result in a material adverse change in the benefits to the Company on the one hand or to the Investors on the other of this Agreement, or (b) dispose of any material assets or make any material change in its business, or (c) expend any material amount of funds or otherwise incur any material burden other than those contemplated by this Agreement.

5.2    Certain Filings; Cooperation in Receipt of Consents.

(a)    As promptly as practicable after the date hereof, the Company shall prepare and file the Proxy Statement with the SEC. The Company shall mail the Proxy Statement to its stockholders as promptly as practicable after the SEC staff has completed its review thereof and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Proxy Statement will not, at the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Investors specifically for inclusion or incorporation by reference in the Proxy Statement.

(b)    No filing of, or any amendment or supplement to, the Proxy Statement will be made by the Company without providing the Investors the opportunity to review and comment thereon. The Company will advise the Investors, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If, at any time prior to the Closing Date, it is determined that any information that is not included in the Proxy Statement should be included therein, or in an amendment or supplement thereto, so that the Proxy Statement, as amended or supplemented, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of the Company.

(c)    The Company and the Investors shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby, and (ii) taking or seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith. Each party shall permit the other party to review any communication given by it to, and shall consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.

(d)    The Company shall timely file all reports required to be filed by it pursuant to Section 13(a) of the 1934 Act and all other documents required to be filed by it with the SEC under the 1933 Act or the 1934 Act from the date of this Agreement to the Closing.

5.3    Stockholder Meeting. The Company shall cause a meeting of its stockholders to be duly called and held for the purposes of obtaining the Company Stockholder Approval as soon as reasonably practicable. Except as provided in the next sentence, (a) the Board of Directors of the Company shall recommend approval and adoption by its stockholders of the proposed amendment to the Certificate of Incorporation and approval of the transaction contemplated by this Agreement (the “Company Recommendation”), and the (b) the Company shall use commercially reasonable efforts to solicit the Company Stockholder Approval. The Board of Directors of the Company shall be permitted to (i) not recommend to the Company’s Stockholders that they give the Company Stockholder Approval, or (ii) withdraw or modify in a manner materially adverse to the Investors the Company Recommendation, only if the Board of Directors by a majority vote determines in its good faith judgment (after consultation with outside legal counsel) that it is necessary to withdraw or modify the Company Recommendation to comply with its fiduciary duties under applicable law.

5.4    Public Announcements. The parties shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

5.5    Access to Information; Notification of Certain Matters.

(a)    From the date hereof to the Closing and subject to applicable law, the Company shall (i) give to each of the Investors, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company, and (ii) furnish or make available to each of the Investors, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request.

(b)    Each party hereto shall give notice to each other party hereto, as promptly as practicable after the event giving rise to the requirement of such notice, of:

(i)    any communication received by such party from, or given by such party to, any Governmental Authority in connection with any of the transactions contemplated hereby;

(ii)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

(iii)    any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Affiliates that, if pending on the date of this Agreement, would have been required to have been disclosed, or that relate to the consummation of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.5(b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.6    Anti-Takeover Provisions. The Company’s Board of Directors will take such action as may be necessary to waive the applicability of the provisions of GCL 203 to the transactions contemplated by this Agreement.

5.7    Board of Directors. The Company agrees to set the size of its Board of Directors at five members, appoint three designees of Phillip Frost, M.D. to the Board at Closing and obtain any necessary resignations from members of the Board so that immediately after the Closing the Board of Directors shall consist of five members.

5.8    Interim Operations of the Company. During the period from the date of this Agreement to the Closing, the Company shall conduct its business only in the ordinary course of business consistent with past practice, except to the extent otherwise necessary to comply with the provisions hereof and with applicable laws and regulations. Additionally, during the period from the date of this Agreement to the Closing, except as required hereby in connection with this Agreement, the Company shall not, without the prior consent of a majority in interest of the Investors, (i) amend or otherwise change its Certificate of

Incorporation or Bylaws, (ii) issue, sell or authorize for issuance or sale (including, but not limited to, by way of stock split or dividend), shares of any class of its securities or enter into any agreements or commitments of any character obligating it to issue such securities, other than in connection with the conversion of shares of preferred stock or the exercise of outstanding warrants or outstanding stock options or bonuses granted to directors, officers or employees of the Company prior to the date of this Agreement; (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its common stock, (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (v) enter into any material contract or agreement or material transaction or make any material capital expenditure other than those relating to the transactions contemplated by this Agreement, (vi) create, incur, assume, maintain or permit to exist any indebtedness except as otherwise incurred in the ordinary course of business, consistent with past practice, (vii) pay, discharge or satisfy claims or liabilities (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice, (viii) cancel any material debts or waive any material claims or rights, (ix) make any loans, advances or capital contributions to, or investments in financial instruments of any Person, (x) assume, guarantee, endorse or otherwise become responsible for the liabilities or other commitments of any other Person, (xi) grant any increase in the compensation payable or to become payable by the Company to any of its employees, officers or directors or any increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employees, officers or directors, (xii) enter into any employment contract or grant any severance or termination pay or make any such payment with or to any officer, director or employee of the Company, (xiii) alter in any material way the manner of keeping the books, accounts or records of the Company or the accounting practices therein reflected other than alterations or changes required by GAAP or applicable law, (xiv) enter into any indemnification, contribution or similar contract pursuant to which the Company may be required to indemnify any other Person or make contributions to any other Person, (xv) amend or terminate any existing contracts in any manner that would result in any material liability to the Company for or on account of such amendment or termination or (xvi) or change any existing or adopt any new tax accounting principle, method of accounting or tax election except as provided herein or agreed to in writing by the Investors. Among other things, the Company agrees to take such actions as may be necessary to suspend the automatic grants of stock options to directors.

5.9    Voting Agreements. Each Investor hereby agrees that he will enter into the Investor Voting Agreement and will deliver the Agreement to the Company at or prior to the Closing. Simultaneously with the execution of this Agreement, or within ten days thereof, each director of the Company will enter into the Stockholder Voting Agreement. The Company further agrees to use commercially reasonable efforts to have the Stockholder Voting Agreements executed by each director of the Company and each holder of more than 5% of the issued and outstanding stock of the Company.

SECTION 6. CONDITIONS.

6.1    Conditions to the Obligations of Each Party. The obligations of the Company and the Investors to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

(a)    The Company Stockholder Approval shall have been obtained;

(b)    No Governmental Authority of competent authority or jurisdiction shall have issued any order, injunction or decree, or taken any other action, that is in effect and restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby; and

(c)    The parties shall have obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by this Agreement.

6.2    Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following further conditions:

(a)    The Investors shall have performed in all material respects all of their obligations hereunder required to be performed by it at or prior to the Closing;

(b)    The representations and warranties of each of the Investors contained in this Agreement shall have been true and correct when made and at and as of the time of the Closing as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date);

(c)    The Company shall have received a certificate signed by each of the Investors to the foregoing effect; and

6.3    Conditions to the Obligations of the Investors. The obligations of the Investors to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following further conditions:

(a)    The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(b)    The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and at and as of the time of the Closing as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date);

(c)    The Investors shall have received a certificate signed by the president or acting president of the Company to the foregoing effect;and

SECTION 7. TERMINATION.

7.1    Termination. This Agreement may be terminated at any time prior to the Closing by written notice by the terminating party to the other party (except if such termination is pursuant to Section 7.1(a)), whether before or after the Company Stockholder Approval shall have been obtained:

(a)    by mutual written agreement of the Investors and the Company;

(b)    by either the Investors or the Company, if

(i)    the transactions contemplated by this Agreement shall not have been consummated by January 31, 2007 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the transactions to occur on or before the End Date;

(ii)    a judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the Company or the Investors from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used their respective commercially reasonable efforts to resist, resolve or lift, as applicable, such judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of such judgment, injunction, order or decree; or

(iii)    at the Company Stockholders Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; or

(c)    by the Company:

(i)    if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Investors set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 6.2(a) or 6.2(b) not to be satisfied, and either such condition shall be incapable of being satisfied by the End Date or such breach or failure to perform has not been cured within 10 days after notice of such breach or failure to perform has been given by the Company to the Investors.

(d)    by the Investors:

(i)    if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 6.3(a) or 6.3(b) not to be satisfied, and either such condition is incapable of being satisfied by the End Date or such breach or failure to perform has not been cured within 10 days after notice of such breach or failure to perform has been given by the Investors to the Company.

7.2    Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, except as set forth in Section 7.3 below, there shall be no liability or obligation on the part of the Investors or the Company, or any of their respective officers, directors, shareholders, agents or Affiliates, except that the provisions of this Section 7.2, Section 7.3 and Section 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement and except that, notwithstanding anything to the contrary contained in this Agreement, neither the Company nor the Investors shall be relieved of or released from any liabilities or damages arising out of its material breach of or material failure to perform its obligations under this Agreement.

7.3    Termination Fee and Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated and subject to Section 2.3 of this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, if any party shall terminate this Agreement pursuant to Section 7.1(b)(iii) due to the failure to obtain the Company Stockholder Approval and the Company shall have exercised its rights under Section 5.3 of this Agreement to (i) not recommend to the Company’s Stockholders that they give the Company Stockholder Approval or (ii) withdraw or modify in a manner materially adverse to the Investors the Company Recommendation, the Company shall pay the Investors an aggregate termination fee equal to $300,000, which shall be paid pro rata to the Investors, based on that portion of the aggregate purchase price to be paid for the Common Stock by each Investor, as set forth on Exhibit A.

(b)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to pay a termination fee to the Investors if at the time of termination of this Agreement one or more of the Investors are in material breach of this Agreement or has (have) materially failed to perform its/their obligations under this Agreement and such breach or failure to perform would give rise to a right on the part of the Company to terminate this Agreement pursuant to Section 7.1(c).

SECTION 8. MISCELLANEOUS.

8.1    Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by the Investors and the Company. The obligations of either party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

8.2    Entire Agreement. This Agreement (together with the Schedules and the Exhibits hereto) and the other agreements and instruments expressly provided for herein, together set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

8.3    Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the principles of conflicts of law thereof.

8.4    Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given (a) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (b) one Business Day after being sent by a nationally recognized overnight courier service or (c) five Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

If to the Company:
eXegenics Inc.
1250 Pittsford-Victor Road
Pittsford, New York 14534
Attention: John A. Paganelli, Chairman
Facsimile: (585) 383-4291

with a copy to:
Harris Beach PLLC
99 Garnsey Road
Pittsford, New York 14534
Attention: Thomas E. Willett, Esq.
Facsimile: (585) 419-8818

If to Investors:

At the addresses set forth across from each Investor’s name on Exhibit A hereto.

with a copy to:
Steven D. Rubin, Esq.
4400 Biscayne Boulevard
Miami, Florida 33137
Facsimile: (305) 575-6049

Any party by written notice to the other may change the address or the persons to whom notices or copies thereof shall be directed.

8.5    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. Any facsimile copy of this Agreement will be deemed an original for all purposes.

8.6    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Investors.

8.7    Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

8.8    Schedules. The Schedules and Exhibit A attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

8.9    Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

8.10    Interpretation. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

[Signature Page Follows]

SIGNATURE PAGE TO
STOCK PURCHASE AGREEMENT
BY AND AMONG
EXEGENICS, INC.
AND
THE INVESTORS

IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the date first above written.

The Company:

eXegenics Inc.

By:  /s/ John A. Paganelli

Name: John A. Paganelli
Title: Chairman

The Investors:
Frost Gamma Investments Trust

By:  /s/ Phillip Frost, M.D.

Phillip Frost, M.D., Sole Trustee

New Valley, LLC

By: /s/ Howard M. Lorber
Howard M. Lorber, Manager

By: /s/ Richard J. Lampen
Richard J. Lampen, Manager

RFJM Partners, LLC
By: /s/ Jeffrey Markowitz
Jeffrey Markowitz, Managing Member

MZ Trading LLC
By: /s/ Mark Zeitchick
Mark Zeitchick, Manager

HARTER FINANCIAL INC.
By: /s/ James H. Pettzantis
James H. Pettzantis, VP, CFO

ENCORE ATLANTIC FUND, LLC
By: /s/ Richard J. Rosenstock
Richard J. Rosenstock, Managing Member

/s/ Joseph E. DeLuca
/s/ Diane DeLuca
/s/ Robert Sudack
/s/ Roni Rosenstock
/s/ Franklin N. Wolf
/s/ Marie Y. Wolf

EXHIBIT A

SCHEDULE OF PURCHASERS

Name, Address and State of Residence	Number of Shares of Common Stock to be Purchased	Aggregate Purchase Price for Shares
Frost Gamma Investments Trust 4400 Biscayne Blvd, Miami Florida 33137 Attn: Phillip Frost, M.D., Sole Trustee Fax: (305) 575-6016	15490546	$6,863,000.00
New Valley LLC 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 Attn: Richard J. Lampen, Manager Attn: Howard Lorber, Manager Fax: (305) 579-8009	2,257,110	$1,000,000.00
RFJM LLC 900 3rd Avenue, Suite 201 New York, New York 10022 Attn: Richard Friedman Fax: (646) 660-9613	225711	$100,000
MZ Trading LLC 961 Hyacinth Dr. Del Ray Beach, FL 33483 Attn: Mark Zeitchick Fax: (561) 620-2111	112,856	$50,000
Joseph and Diane DeLuca 5 Stone Ridge Road Sussex, New Jersey 07461 Fax: (973) 209-1895	282,139	$125,000
Harter Financial Inc. 17 Village Road New Vernon, NJ 07976 Fax: (973) 734-0101	112,856	$50,000
Ms. Marie V. Wolf 15 Sutton Drive, Box 150 New Vernon, NJ 07976 Fax: (973) 734-0101	282,139	$125,000
Ms. Ronnie Rosenstock 194 Tempo Place Eastport, New York 11941 Fax: (631) 325-1572	112,856	$50,000
Mr. Robert Sudack 1025 Fifth Avenue New York, New York 10028 Fax: (718) 786-9310	112,856	$50,000
Encore Atlantic LLC 194 Tempo Place Eastport, New York 11941 Attn: Richard Rosenstock Fax: (631) 325-1572	451,422	$200,000

Execution Copy

AMENDMENT TO
STOCK PURCHASE AGREEMENT

Amendment dated as of November 30, 2006 (the “Amendment”) by and among eXegenics, Inc., a Delaware corporation (“eXegenics”), and the investors listed on Exhibit A hereto (each a “Investor” and collectively, the “Investors”) to the Stock Purchase Agreement (the “Purchase Agreement”) dated as of August 14, 2006 by and among eXegenics and the Investors. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WITNESSETH

WHEREAS, the parties have entered into the Purchase Agreement pursuant to which, among other things, eXegenics will issue and sell to the Investors shares of its common stock, and

WHEREAS, certain of the Investors have asked eXegenics to consent to the assignment by such Investors of their rights and obligations under the Purchase Agreement, all as more particularly described below, and

WHEREAS, the parties hereto desire to amend the definition of “End Date” and, as more particularly described below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Assignment and Substitution.

(a) By its execution hereof, Frost Gamma Investments Trust (“Frost Gamma”) does hereby assign, sell, transfer and convey to The Frost Group, LLC, a Florida limited liability company (the “Frost Group”), all of its right, title and interest in and to the Purchase Agreement, subject to all of the terms, conditions, reservations and limitations set forth therein, and the Frost Group does hereby accept such assignment and agrees to assume and perform all of the duties and obligations of Frost Gamma under the Purchase Agreement.

(b) By its execution hereof, Harter Financial Inc. (“Harter Financial”) does hereby assign, sell, transfer and convey to Ms. Marie V. Wolf (“Wolf”) all of its right, title and interest in and to the Purchase Agreement, subject to all of the terms, conditions, reservations and limitations set forth therein, and Wolf does hereby accept such assignment and agrees to assume and perform all of the duties and obligations of Harter Financial under the Purchase Agreement.

Execution Copy

(c)  By its execution of this Agreement, the Frost Group hereby becomes a party to and agrees to be bound by the Purchase Agreement, as herein amended, and further represents and warrants to eXegenics that the representations and warranties set out in Section 4.2 of the Purchase Agreement are true and correct in all respects as applied to the Frost Group and each of its four members.

(d) By its execution hereof, eXegenics hereby consents to the assignments described above.

2. Amendment. The parties hereto acknowledge and agree that Section 7.1(b)(i) is hereby amended by deleting the date January 31, 2007 and substituting the date March 31, 2007, which date shall be the “End Date” as such term is defined in Section 7.1(b)(i).

3. Miscellaneous.

(a) The recitals set forth in the “Whereas” clauses in this Amendment are true and correct and are hereby incorporated herein by reference and made a part of the Purchase Agreement as amended hereby.

(b) This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

(c)  The parties hereto hereby ratify and approve the Purchase Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Purchase Agreement as amended hereby are in full force and effect, and that all other terms and provisions of the Purchase Agreement shall remain unchanged and in full force and effect.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
EXEGENICS, INC.

By:/s/ John A. Paganelli	/s/ Marie V. Wolf
John A. Paganelli, President	Marie V. Wolf

THE FROST GROUP, LLC
By: Frost Gamma Investments Trust, Member	/s/ Ronnie Rosenstock
By: /s/ Phillip Frost	Ronnie Rosenstock
Phillip Frost, M.D., Sole Trustee
By:/s/ Jane Hsiao
Jane Hsiao, Member	/s/ Robert Sudack
By:/s/ Rao Uppaluri	Robert Sudack
Rao Uppaluri, Member
By:/s/ Steve Rubin
Steven Rubin, Member

New Valley, LLC
By: /s/ Richard Campen
Name: Richard Campen
Title: Manager

RFJM, LLC
By: /s/ Jeffrey Markowitz
Name: Jeffrey Markowitz
Title: Managing Member

MZ Trading LLC
By: /s/ Mark Zeitchick
Name: Mark Zeitchick
Title: Manager

/s/ Joseph DeLuca
Joseph DeLuca
/s/ Diane DeLuca
Diane DeLuca

Harter Financial Inc.
By: /s/ James H. Pettzanitis
Name: James H. Pettzanitis
Title:Chief Financial Officer

ANNEX B

EMPIRE
VALUATION CONSULTANTS, LLC

PRIVATE & CONFIDENTIAL

July 25, 2006

Board of Directors of eXegenics, Inc.
c/o John A. Paganelli, Chairman
1250 Pittsford Victor Rd
Pittsford, New York 14534

RE: Fairness opinion relative to the Sale of a 51% Common Stock Interest to an Investor Group headed by Phillip Frost, MD

To: The Board of Directors of eXegenics, Inc.

As the Board of Directors ("Board") of eXegenics, Inc. ("EXEG" or the "Company"), you have asked Empire Valuation Consultants, LLC ("Empire") to render our opinion to the Board as to whether the cash purchase price (the "Purchase Price") to be paid by an Investor Group lead by Phillip Frost, MD to purchase a fully diluted 51% common stock interest in EXEG is fair to EXEG shareholders from a financial point of view. It is our understanding that this fairness opinion ("Opinion") will be used to facilitate the closing of the prospective Transaction.

The Stock Purchase Agreement stipulates that an Investor Group will purchase for cash that number of authorized but unissued shares of common stock of EXEG as will constitute, on issuance, 51% of EXEG's common stock on a fully diluted basis. Without limitation the fully diluted calculation will take into account shares of common stock issuable upon conversion of the Company's Series A Preferred Stock and any shares issuable upon exercise of outstanding options or warrants to purchase Common Stock. The Purchase Price will be in an amount equal to EXEG's Stockholders' Equity at the Closing Date. Stockholders' Equity will be determined in accordance with Generally Accepted Accounting Principles ("GAAP").

As of March 31, 2006, the Company reported to the Securities and Exchange Commission ("SEC") in its Form 10-Q that its total stockholders equity was approximately $8,680,000, which included $8,851,000 of cash and cash equivalents. The Company currently has outstanding as of July 1, 2006, 16,891,101 common shares, 1,015,028 Class A Preferred shares, stock options to purchase 275,000

777 Canal View Blvd. Suite 200 Rochester, NY 14623 T: 585.475.9260 www.empireval.com
New York Rochester West Hartford

Board of Directors of eXegenics, Inc.
July 25, 2006
Page 2

common shares issued under the 2000 stock option plan and warrants to purchase 290,000 common shares. The majority of these options and warrants are out of the money and EXEG's management indicated that they do not expect that any of the options or warrants will be exercised before the prospective transaction.

Due Diligence Review Process

In connection with our investigation and analysis, we researched and/or reviewed the materials and documents specifically outlined below:

(1) Reviewed the Company's Securities and Exchange Commission ("SEC") filings for the past five years through the present date as sourced through the SEC's Edgar database and through the Internet;

(2) Reviewed the draft Stock Purchase Agreement between EXEG and the Investor Group;

(3) Reviewed relevant market data from past sales of identified publicly-held "shell" companies; information principally sourced from the Internet;

(4) Reviewed the historical trading prices, volumes and volatilities of EXEG's common stock. The trading range for the past couple months has been between $0.38 and $0.43 per share, the latest trade being at $0.39 per share. The fully diluted book value per share pre-Transaction is approximately $0.49 per share and the Purchase Price is approximately $0.48 per share.

(5) Visited EXEG's corporate office and held discussions with members of its Board of Directors, regarding EXEG's current financial condition, status and prospective outcomes of the Company's ongoing litigations, market value of EXEG's tangible and intangible assets and liabilities, and EXEG's business prospects with or without the prospective Transaction with the Investor Group; and

(6) Considered such other information, financial studies, and analyses as we deemed relevant, and performed such analyses, studies, and investigations as we deemed appropriate.

Limiting Conditions

This letter is provided to the Board and to EXEG's common and preferred

EMPIRE
VALUATION CONSULTANTS

Board of Directors of eXegenics, Inc.
July 25, 2006
Page 3

shareholders in connection with and for the purpose of its evaluation of the Purchase Price offered by the Investor Group. This Opinion is not intended for, nor should it be relied upon, by any other interested party to the prospective Transaction.

In connection with our analysis, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial or other information provided to us or publicly available. We have also relied on the assurance of EXEG that there have been no material adverse changes in the Company's financial conditions since the date of the last available financial statements, March 31, 2006.

We have not done an independent appraisal of any tangible or intangible assets of the Company. In addition, Empire expresses no opinion as to the price at which EXEG shares will trade subsequent to the Transaction. It is known that the Transaction will constitute a change of control and therefore it will reduce the prospective future utilization of the Company's existing net operating loss carryforwards for income tax purposes. Our Opinion is necessarily based on business, economic, market, and other conditions, as they exist as of the date of this letter; any change in such conditions would require a re-evaluation of this Opinion. Our opinion is limited to the fairness of the Purchase Price to EXEG's shareholders as of the date hereof, from a financial point of view.

Empire has authorized EXEG to include, or refer to, this opinion in any documents to be provided to the Company's common and preferred shareholders. In addition, the Company may provide this opinion to the SEC, or any other government agency reviewing the proposed transaction.

Fairness Opinion

Based upon the foregoing, and in reliance thereon, it is our opinion, as financial advisors to EXEG's Board, that the Purchase Price is fair to EXEG and to EXEG's common and preferred shareholders from a financial point of view.

Respectfully submitted,

Empire Valuation Consultants, LLC

Terence L. Griswold, ASA
Managing Director

EMPIRE
VALUATION CONSULTANTS

PROXY eXegenics, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF EXEGENICS, INC.
Special Meeting of Stockholders On ________, 2006

The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints John A. Paganelli and Robert Baron, or either of them, proxies of the undersigned, each with full power of substitution, to vote all shares of capital stock of eXegenics, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on ____day, _______, 2006 at 9:00 a.m. local time (the "Special Meeting"), and at any adjournment thereof, as hereinafter specified with respect to the following proposals, more fully described in the Notice of Special Meeting and the Proxy Statement for the Special Meeting, receipt of which is hereby acknowledged. The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.	To approve the sale of 19,440,491 shares of the Company’s common stock pursuant to the Stock Purchase Agreement dated August 14, 2006, as amended as of November 30, 2006.
For ☐ Against ☐ Abstain ☐

2.	To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 225,000,000;
For ☐ Against ☐ Abstain ☐

3.	To approve the issuance of 50,000 shares of common stock to each of John A. Paganelli and Robert Baron;
For ☐ Against ☐ Abstain ☐

4.	To approve the adjournment of the Special Meeting, if necessary, to solicit additonal proxies.
For ☐ Against ☐ Abstain ☐

5.	In their discretion the proxies will vote upon any other business which may properly come before the Special Meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN UNLESS A CONTRARY CHOICE IS SPECIFIED. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

Signature __________________________ Date ____________ Signature __________________________ Date__________

Note: (Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc. should so indicate when signing).

COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.